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Filed Pursuant to Rule 424(b)(3)
Registration Number 333-152562

Subject to Completion
Preliminary Prospectus Supplement dated April 28, 2009

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 28, 2008)

$300,000,000

TEXTRON INC.

       % Convertible Senior Notes due 2013
Interest payable May 1 and November 1

This is an offering by Textron Inc. of $300,000,000 principal amount of its             % Convertible Senior Notes due 2013.

The notes will be convertible into shares of our common stock, cash or a combination of cash and shares of our common stock, initially at a conversion rate of                           shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                           per share), subject to adjustment as described in this prospectus supplement, at any time on or prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, at your option, under the following circumstances:

•
during any calendar quarter commencing at any time after June 30, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter;

•
during the five business day period after any 10 consecutive trading-day period (the "measurement period") in which the trading price per $1,000 principal amount of notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate;

•
if specified distributions to holders of our common stock are made or specified corporate transactions occur; or

•
at any time on or after February 19, 2013.

The conversion rate and thus the conversion price will be subject to adjustment in some events. In addition, following certain corporate transactions, we will increase the conversion rate by a number of additional shares under certain circumstances for a holder that elects to convert its notes in connection with such corporate transactions.

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock. The notes will bear interest at a rate of                           % per year. Interest on the notes will be payable on May 1 and November 1 of each year, beginning on November 1, 2009. The notes will mature on May 1, 2013.

We may not redeem the notes prior to their maturity.

You may require us to repurchase all or a portion of your notes upon a fundamental change at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest.

The notes will be our unsecured senior obligations that rank equally in right of payment with our existing and future senior unsecured indebtedness and senior in right of payment to our future subordinated debt, if any. The notes will be effectively junior to any of our secured debt to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our subsidiaries.

Our common stock is listed on the New York Stock Exchange under the symbol "TXT." On April 27, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $11.39 per share.

Concurrently with this offering, we are offering 19,000,000 shares of our common stock (or a total of 21,850,000 shares if the underwriters in that offering exercise their option to purchase additional shares in full) in an underwritten offering pursuant to a separate prospectus supplement. This offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this offering.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See "Risk factors" beginning on page S-13 of this prospectus supplement.

	Per Note	Total

Public offering price(1)%		$
Underwriting discounts and commissions	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest, if any, from May        , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option to purchase, exercisable within the 30-day period from the date of this prospectus supplement, up to an additional $45,000,000 principal amount of notes solely to cover over allotments. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $         and total proceeds, before expenses, to us, will be $                           .

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about May        , 2009.

Joint Book-Running Managers
Goldman, Sachs & Co.	J.P.Morgan

April       , 2009

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any final term sheet. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such information and in no case as of any date subsequent to the date on the front cover of this prospectus supplement.

i

 About this prospectus supplement

This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, issue and sell any combination of the securities, including the notes, described in the accompanying prospectus. The accompanying prospectus provides you with a general description of these securities, and this prospectus supplement contains specific information about the terms of this offering of notes.

This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information" in the accompanying prospectus.

Unless otherwise indicated, references in this prospectus supplement and the accompanying prospectus to "Textron," "we," "us," "our" and "our company" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

ii

Summary

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks described under "Risk factors" in this prospectus supplement, before making an investment decision. See "Where You Can Find More Information" in the accompanying prospectus.

Textron Inc.

General

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers around the world with innovative solutions and services. We operate in five business segments—Cessna, Bell, Textron Systems, Industrial and Finance. Our business segments include operations that are unincorporated divisions of Textron Inc. and others that are separately incorporated subsidiaries.

Cessna segment

Based on unit sales, Cessna Aircraft Company is the world's largest manufacturer of general aviation aircraft. Cessna currently has four major product lines: Citation business jets, Caravan single engine turboprops, Cessna single engine piston aircraft and aftermarket services. Cessna's revenues accounted for approximately 40%, 40% and 38% of our total revenues in 2008, 2007 and 2006, respectively.

Cessna markets its products worldwide primarily through its own sales force, as well as through a network of authorized independent sales representatives, depending upon the product line. Cessna has several competitors in various market segments. Cessna's aircraft compete with other aircraft that vary in size, speed, range, capacity, handling characteristics and price. Cessna operates a business jet fractional ownership business through a joint venture called CitationShares. Cessna's current ownership interest in CitationShares is approximately 90%. This business offers shares of Citation aircraft for operation throughout the contiguous United States and in Canada, Mexico, Central America, the Caribbean and Bermuda. CitationShares also has an advance purchase jet aircraft charter product called the Vector Jetcard.

Bell segment

Bell Helicopter is one of the leading suppliers of helicopters, tiltrotor aircraft and helicopter-related spare parts and services in the world. Bell manufactures for both military and commercial applications. Bell's revenues accounted for approximately 20%, 20% and 21% of our total revenues in 2008, 2007 and 2006, respectively.

Bell supplies advanced military helicopters and support to the U.S. Government and to military customers outside the United States. Bell is one of the leading suppliers of helicopters to the U.S. Government and, in association with The Boeing Company, the only supplier of military tiltrotor aircraft.

Bell also is a leading supplier of commercially certified helicopters and support to corporate, offshore petroleum exploration and development, utility, charter, police, fire, rescue and emergency medical helicopter operators. Bell produces a variety of commercial aircraft types, including light single and twin engine helicopters and medium twin engine helicopters, along with other related products.

Bell competes against a number of competitors based in the United States and other countries for its helicopter business, and its parts and support business competes against numerous competitors around the world. Competition is based primarily on price, product quality and reliability, product support, contract performance and reputation.

Textron Systems segment

Textron Systems is a primary supplier to the defense, aerospace and general aviation markets, providing approximately 15%, 11% and 10% of our total revenues in 2008, 2007 and 2006, respectively. This segment's principal strategy is to address the U.S. Department of Defense's emphasis on precision engagement and network-centric warfare by leveraging advances in information technology in the development and production of networked sensors, weapons and the associated algorithms and software.

Textron Systems manufactures unmanned systems, precision weapons, airborne and ground-based surveillance systems, sophisticated intelligence and situational awareness software, armored vehicles and turrets and reciprocating piston aircraft engines. While the Textron Systems segment sells most of its products to U.S. customers, it also sells certain products to customers outside the United States through sales representatives and distributors located in various global locations.

Textron Systems includes six operating units: AAI Corporation, Lycoming Engines, Overwatch Geospatial Operations, Overwatch Tactical Operations, Textron Defense Systems and Textron Marine & Land Systems.

Textron Systems competes against a number of competitors in the United States and other countries on the basis of technology, contract performance, price, product quality and reliability, product support and reputation.

On April 3, 2009, we sold HR Textron, which will be classified as a discontinued operation in our financial statements for the quarter ended April 4, 2009.

Industrial segment

The Industrial segment includes our Kautex, Greenlee, E-Z-GO and Jacobsen businesses.

Kautex

Kautex, headquartered in Bonn, Germany, is a leading developer and manufacturer of blow-molded fuel systems for cars, light trucks, all-terrain vehicles and watercraft, and windshield and head lamp washer systems, as well as selective catalytic reduction systems used to reduce emissions from diesel engines.

Revenues of Kautex accounted for approximately 12%, 14% and 14% of our total revenues in 2008, 2007 and 2006, respectively. In North America, Kautex also produces metal fuel fillers and engine camshafts for the automotive market. To a lesser extent, Kautex serves other industrial customers with bottles and plastic containers for food, household, laboratory and industrial uses. These products are developed and produced in Germany.

Kautex has a limited number of competitors worldwide, some of which are affiliated with the original equipment manufacturers that comprise Kautex's targeted customer base. Competition typically is based on a number of factors, including price, product quality and reliability, prior experience and available manufacturing capacity.

Greenlee

Greenlee designs and manufactures powered equipment, electrical test and measurement instruments, hand and hydraulic powered tools and electrical and fiber optic connectors under the Greenlee, Fairmont, Klauke, Paladin Tools, Progressive and Tempo brand names. The products principally are used in the electrical construction and maintenance, telecommunications, data communications, wiring and plumbing industries. Greenlee distributes its products through a global network of sales representatives and distributors and sells its products directly to home improvement retailers and original equipment manufacturers. Through a joint venture, Greenlee also sells hand and powered tools for the plumbing and mechanical industries in North America. The Greenlee businesses face competition from numerous manufacturers based primarily on price and product quality and reliability.

E-Z-GO

E-Z-GO designs, manufactures and sells golf cars and off-road utility vehicles powered by electric and internal combustion engines under the E-Z-GO name, as well as multi-purpose utility vehicles under the E-Z-GO and Cushman brand names.

E-Z-GO's commercial customers consist primarily of golf courses, resort communities and municipalities, as well as commercial and industrial users such as airports, college campuses and factories. E-Z-GO's golf cars and utility vehicles also are sold in the consumer market. Sales are made through a network of dealers and directly to end-users. E-Z-GO has two major competitors for golf cars and several other competitors for utility vehicles. Competition is based primarily on price, product quality and reliability, product support and reputation.

Jacobsen

Jacobsen designs and manufactures professional turf-maintenance equipment and specialized turf-care vehicles. Major brand names include Ransomes, Jacobsen and Cushman.

Jacobsen's commercial customers consist primarily of golf courses, resort communities, sporting venues and municipalities. Sales are made through a network of distributors and dealers. Jacobsen has two major competitors for professional turf-maintenance equipment and several other competitors for specialized turf-care. Competition is based primarily on price, product quality and reliability, and product support.

Finance segment

Our Finance segment consists of Textron Financial Corporation along with the entities consolidated into it, or TFC, a diversified commercial finance company with operations in six major divisions: Asset-Based Lending, Aviation Finance, Distribution Finance, Golf Finance, Resort Finance and Structured Capital.

In the fourth quarter of 2008, we announced a plan to exit all of the commercial finance business of our Finance segment, other than that portion of the business supporting customer purchases of products that we manufacture. We made the decision to exit this business due to continued weakness in the economy and in order to address our long-term liquidity position in light of continuing disruption and instability in the capital markets. The exit plan will be effected through a combination of orderly liquidation and selected sales and is expected to be substantially complete over the next two to four years.

Our Finance segment continues to originate new customer relationships and receivables in the Aviation Finance division, which provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes and Bell helicopters, and the Golf Finance division, which provides term financing for E-Z-GO golf cars and Jacobsen turf-care equipment. Our Finance segment's services are offered primarily in North America. However, our Finance segment finances certain Textron products worldwide, principally Bell helicopters and Cessna aircraft.

In 2008, 2007 and 2006, our Finance segment paid our manufacturing segments $1.0 billion, $1.2 billion and $1.0 billion, respectively, related to the sale of Textron-manufactured products that it financed. Our Cessna and Industrial segments also received proceeds in those years of $18 million, $27 million and $63 million, respectively, from the sale of equipment from their manufacturing operations to our Finance segment for use under operating lease agreements.

The commercial finance environment in which our Finance segment continues to operate is highly fragmented and has traditionally been extremely competitive. Our Finance segment is subject to competition from various types of financing institutions, including banks, leasing companies, commercial finance companies and finance operations of equipment vendors. Competition within the commercial finance industry is primarily focused on price, term, structure and service.

Our Finance segment's largest business risks are continued access to financing through the capital markets and the collectibility of its finance receivable portfolio.

Recent financial information

On April 28, 2009, we reported first quarter 2009 earnings of $0.35 per share. Revenues in the quarter were $2.5 billion, down 24% from the first quarter of 2008. We ended the quarter with $1.7 billion in cash and cash equivalents, reflecting increased cash flow from both our manufacturing and finance operations, the sale of the HR Textron business and a draw on our credit facilities. For further information on our financial results for the quarterly period ended April 4, 2009, please see our Quarterly Report on Form 10-Q, which we plan to file, and will be incorporated by reference in the accompanying prospectus, prior to the pricing of this offering.

Recent actions by rating agencies

The major rating agencies regularly evaluate us, including TFC. Both our long- and short-term credit ratings have recently been subject to significant downgrades by the rating agencies. On April 28, 2009, Moody's Investors Service downgraded our long-term credit rating to Baa3 and our short-term credit rating to Prime-3, in each case with "negative" outlook, and Fitch Ratings downgraded our long-term credit rating to BB+ and our short-term credit rating to B, in each case with "negative" outlook. There is no assurance that these rating agencies, including Standard & Poor's Ratings Service, will not further downgrade our credit ratings in the near future, and we cannot predict the substance or timing thereof.

In connection with these rating actions, the rating agencies have cited concerns about the Finance group, including execution risks associated with our decision to exit portions of our finance businesses and the need for Textron Inc. to make capital contributions to TFC, as well as lower-than-expected business and financial outlook for 2009, including Cessna's lower earnings and cash flow, the increase in outstanding debt resulting from the drawdown on our credit facilities, weak economic conditions and continued liquidity and funding constraints.

Investors are cautioned that a security rating is not a recommendation to buy, sell or hold securities, that it is subject to revision or withdrawal at any time by the assigning rating organization, and that each credit rating should be evaluated independently of any other credit rating.

We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 421-2800.

The offering

Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, references to "Textron," "we," "our," "us" and "the company" are to Textron Inc. and not its subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

Issuer	Textron Inc., a Delaware corporation.
Securities
$300,000,000 principal amount of % Convertible Senior Notes due 2013, which we refer to herein as the notes. We have also granted the underwriters a 30-day option to purchase up to an additional $45,000,000 principal amount of the notes solely to cover over allotments.
Offering Price	Each note will be issued at a price of 100% of its principal amount plus accrued interest, if any, from May , 2009.
Maturity	May 1, 2013, unless earlier converted or repurchased by us at your option upon a fundamental change.
Interest Rate	% per year. Interest will be payable in cash on May 1 and November 1 of each year, beginning on November 1, 2009.

All references to interest in this summary of the offering and the "Description of notes" section of this prospectus supplement are deemed to include additional interest, if any, that accrues in connection with our failure to comply with our reporting obligations under the indenture governing the notes, if applicable (as described under "Description of notes—Events of default; notice and waiver").
Ranking	The notes will rank equally in right of payment with our existing and future senior unsecured debt and senior in right of payment to all of our future subordinated debt, if any.

As of April 4, 2009, we had approximately $10.8 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $8.1 billion was indebtedness of our subsidiaries (including $8.0 billion of indebtedness of TFC). In addition, our subsidiaries had an aggregate of $4.5 billion of other obligations.

The notes will be effectively junior to our future secured debt, if any, to the extent of the value of the assets securing such debt, and effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of our subsidiaries.
The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur in the future.

No Redemption at Our Option	We may not redeem the notes prior to maturity.
Conversion Rights
You may convert your notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, in multiples of at least $1,000 principal amount, under the following circumstances:
•
during any calendar quarter commencing at any time after June 30, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last trading day of such preceding calendar quarter;
•
during the five business day period after any 10 consecutive trading-day period (the "measurement period") in which the trading price per $1,000 principal amount of notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate;
• if specified distributions to holders of our common stock are made or specified corporate transactions occur; or
• at any time on or after February 19, 2013.

The notes will be convertible based on an initial conversion rate of shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, as described under "Description of notes—Conversion rate adjustments."

We will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock upon conversion, in each case calculated as described under "Description of notes—Conversion procedures—Settlement upon conversion." We will from time to time make an election with respect to the method we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different method of settlement. We may not elect a different method of settlement after the 51st scheduled trading day preceding the maturity date. We have a policy of settling conversions of the notes using combination settlement with a "fixed dollar amount" equal to $1,000 per $1,000 principal amount of notes.
Upon conversion, subject to certain exceptions, you will not receive any cash payment or shares representing accrued and unpaid interest, if any.

Adjustment to Conversion Rate Upon Certain Corporate Transactions or Events that Constitute a Make-Whole Fundamental Change	If and only to the extent you elect to convert your notes in connection with a transaction or event that constitutes a "make-whole fundamental change" as defined in "Description of notes—Conversion rate adjustments—Adjustment to conversion rate upon conversion upon make-whole fundamental changes," we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in "Description of notes—Conversion rate adjustments—Adjustment to conversion rate upon conversion upon make-whole fundamental changes," based on the effective date and the price paid per share of our common stock in such make-whole fundamental change.

If holders of our common stock receive only cash upon a make-whole fundamental change, the price paid per share will be the cash amount paid per share of our common stock. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of such make-whole fundamental change.
Repurchase Upon Fundamental Change
If we undergo a fundamental change (as defined under "Description of notes—Repurchase at the option of the holder upon a fundamental change"), you will have the option to require us to repurchase all or any portion of your notes. The fundamental change repurchase price will be 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date. We will pay cash for all notes so repurchased.
Events of Default
Except with respect to a failure to comply with our reporting obligations as described under "Description of Notes—Events of default; notice and waiver," if an event of default with respect to the notes occurs, the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the indenture governing the notes. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Absence of a Public Market for the Notes	The notes will be a new issue of securities. We cannot assure you that any active or liquid market will develop for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes.
However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes without notice. See "Underwriting" in this prospectus supplement.
Trading	We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.
New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "TXT."
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $ million (or a total of approximately $ million if the underwriters' over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and before estimated offering expenses. We intend to use the net proceeds from this offering and the concurrent common stock offering to increase our liquidity and for general corporate purposes, including the repayment of consolidated debt. See "Use of proceeds" in this prospectus supplement.

We intend to use approximately $ of the net proceeds from the concurrent common stock offering for the cost of the convertible note hedge transactions (after such cost is partially offset from the sale of the warrant transactions).

One or more of the underwriters and/or their affiliates will be counterparties in the convertible note hedge and warrant transactions and will receive a portion of the net proceeds from the concurrent common stock offering used for those transactions. See "Underwriting—Convertible note hedge and warrant transactions" in this prospectus supplement.

If the underwriters exercise their over-allotment option to purchase additional notes, we expect to enter into additional warrant transactions and expect to use an additional portion of the net proceeds from the concurrent common stock offering and the additional warrant transactions to enter into additional convertible note hedge transactions.

Concurrent Convertible Note Hedge and Warrant Transactions	In connection with this offering of notes, we expect to enter into convertible note hedge transactions (the "convertible note hedge transactions") with one or more of the underwriters and/or their affiliates (the "hedge counterparties") with an initial strike price equal to the conversion price. The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes.

We also expect to enter into warrant transactions (the "warrant transactions") with the hedge counterparties, with an initial strike price equivalent to % of the closing price of our common stock on the pricing date. The warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrant transactions.

If the underwriters exercise their option to purchase additional notes to cover over allotments, we expect to enter into additional warrant transactions and expect to use a portion of the net proceeds from the sale of the additional notes and the additional warrant transactions to enter into additional convertible note hedge transactions.

In connection with the hedge counterparties' establishment of their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates may enter into various exchange-traded and over-the-counter cash-settled derivative transactions with respect to our common stock, as well as purchase or sell our common stock in privately negotiated transactions and/or open-market transactions, concurrently with, or shortly following, the pricing of the notes.

These hedging and hedge unwind activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly following the pricing of the notes. The effect, including the direction or magnitude of the effect of these activities, if any, on the market price of our common stock or the notes will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, the hedge counterparties or their respective affiliates may modify or unwind their hedge positions following the pricing of the notes from time to time (including during any settlement period in respect of any conversion of notes) by purchasing or selling our common stock or the notes in privately negotiated transactions and/or open-market transactions or by entering into and/or unwinding various exchange-traded and over-the-counter derivative transactions with respect to our common stock. The effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes, and as a result, the value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

The convertible note hedge transactions and the warrant transactions are separate transactions, entered into by us with the hedge counterparties, are not part of the terms of the notes and will not affect the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

For a discussion of the impact of any market or other activity by the hedge counterparties, or their respective affiliates, in connection with these convertible note hedge transactions and warrant transactions, see "Risk factors—Risks relating to the notes—The convertible note hedge transactions and the warrant transactions may affect the value of the notes and our common stock," "Description of concurrent convertible note hedge and warrant transactions" and "Underwriting—Convertible note hedge and warrant transactions" in this prospectus supplement.
U.S. Federal Income Tax Consequences
For U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Certain United States federal income tax consequences."
Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Risk factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in us and the notes as set forth under "Risk factors" in this prospectus supplement, as well as other information we include or incorporate by reference in this prospectus supplement or the accompanying prospectus.

Concurrent offering of common stock

Concurrently with this offering, we are offering 19,000,000 shares of our common stock (or a total of 21,850,000 shares of our common stock if the underwriters exercise their option to purchase additional shares with respect to that offering in full) in an underwritten public offering pursuant to a separate prospectus supplement (the "common stock offering"). See "Concurrent offering of common stock" in this prospectus supplement.

We expect to raise approximately $471 million in net proceeds from this offering and the common stock offering, assuming a public offering price of $11.39 per share, the last reported sale price of our common stock on the New York Stock Exchange on April 27, 2009 and after deducting the underwriting discounts and commissions and the estimated cost of the convertible note hedge transaction (after such cost is partially offset from the proceeds of the warrant transactions) and before estimated offering expenses payable by us, assuming no exercise of the underwriters' options to purchase additional securities with respect to either offering. However, amounts sold in each offering may increase or decrease based on market conditions relating to the particular securities. See "Use of proceeds" in this prospectus supplement.

This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of the common stock offered in the common stock offering. This offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this offering. We cannot assure you that we will complete the common stock offering or if completed, on what terms it may be completed.

Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the common stock offering and that the underwriters for the common stock offering do not exercise their option to purchase additional shares and that the underwriters for this offering do not exercise their over-allotment option to purchase additional notes.

Risk factors

You should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. These risk factors update and supersede the risk factors in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference.

Risks relating to our business and to the financial services industry and financial markets

If the current economic uncertainty and capital market turbulence is prolonged, our planned liquidity actions may not be sufficient to meet our liquidity needs.

We have a significant amount of term debt that matures in early 2010, and we are reliant upon our planned liquidity actions to repay these obligations. If our plans to maximize cash flow in our manufacturing businesses through realignment of production levels, cost reduction activities and reduction of working capital, and our plans to liquidate non-captive finance receivables in our Finance segment, are not successful, we may not generate enough cash to repay our obligations without obtaining additional financing. We no longer have access to a back-up credit facility, and we may not be successful in obtaining additional financing on acceptable rates and terms, if at all. In such event, we may need to take additional cost-cutting or other measures that could adversely impact our business and results of operations.

Measures we are taking to enhance our liquidity position in our Finance segment, including our plan to exit portions of Textron Financial Corporation's commercial finance business, may not work in the manner and within the timeframe that we anticipate or at all.

We have announced a plan to exit all of the commercial finance business of our Finance segment, other than that portion of the business supporting the financing of customer purchases of Textron-manufactured products. The exit plan will be effected through a combination of orderly liquidation and selected sales. We cannot be certain that we will be able to accomplish the orderly liquidation or selected sales on a timely or successful basis or in a manner that will enhance our liquidity position. We may encounter delays and difficulties in effecting an orderly liquidation of our various receivable portfolios as a result of many factors, including the inability of our customers to find alternative financing, which could expose us to increased credit losses, as well as existing contractual limitations. We may not be able to accomplish sales of the receivables that have been designated for sale or transfer at the pricing that we anticipate or in the timeframe that we anticipate. We may be required to make additional mark-to-market or other adjustments against assets that we intend to sell or to take additional reserves against assets that we intend to retain. We may change our current strategy based on either our performance and liquidity position or changes in external factors affecting the value or marketability of our assets, which could result in changes in the classification of assets we intend to hold for investment and additional mark-to-market adjustments. We may incur higher costs than anticipated as a result of this exit plan or be subject to claims made by third parties, and the exit plan may result in exacerbated credit losses. Moreover, our withdrawal from these lines of business will reduce the income and cash flow that our Finance segment generates in future years. Our failure to accomplish the exit plan successfully could result in continuing or increased adverse effects on our financial condition and results of operations.

Current levels of credit market volatility are unprecedented, which may continue to disrupt our access (including our Finance group's access) to the capital markets, and other sources of liquidity may not be available.

Due to unprecedented levels of volatility and disruption in the credit markets beginning in the second half of 2008, we have experienced difficulty in accessing our historical sources of financing at favorable rates and terms. The continued deterioration of the credit markets has adversely impacted our liquidity. This situation has been exacerbated by the recent downgrades of our credit ratings, including on April 28, 2009, as described under "Summary—Textron Inc.—Recent actions by rating agencies" above, which have adversely impacted our ability to access the credit markets. Given the current economic environment and the risks associated with the capital markets in general, including the current unavailability to us of public unsecured term debt and difficulty we had in accessing sufficient commercial paper on a daily basis, on February 3, 2009, we borrowed the entire available balance of the $3.0 billion committed bank credit lines available to Textron and TFC. However, the additional liquidity provided by the bank line draw may not be sufficient to meet our needs, and we may need to obtain additional financing or raise additional capital.

We are continuing to explore other potential avenues of liquidity, including funding sources in the capital markets, sales of other assets within our Manufacturing group and new financing structures for the Finance group. However, we may not be able to raise sufficient capital as and when required if the financial markets remain in turmoil, and any capital we raise may be on terms that are dilutive to existing shareholders or otherwise unfavorable to us. Any sales of other assets that we may carry out may be completed on unfavorable terms or cause us to incur charges, and we would lose the potential for market upside on those assets in a market recovery. New financing structures may not be available on acceptable rates and terms. If our business continues to experience significant challenges, we may face other pressures, such as employee retention issues and potential loss of suppliers or distributors for our products.

Payments required under our support agreement with TFC could restrict our use of capital.

As a result of the decision to downsize TFC and the resulting accounting charges and adjustments recorded in the fourth quarter of 2008, under the terms of our support agreement with TFC, we made a cash payment of $625 million to TFC to maintain both the fixed charge coverage ratio required by the support agreement and the leverage ratio required by TFC's credit facility. In April 2009, we made an additional cash payment of $88 million to TFC to maintain compliance with the fixed charge coverage ratio. These cash payments were recorded as capital contributions to TFC. We expect to have to make additional capital contributions to TFC on a quarterly basis for the forseeable future in order to maintain these ratios. While capital contributions to TFC may not increase the aggregate amount of outstanding consolidated indebtedness of Textron and TFC, such contributions could restrict our allocation of available capital for other purposes. In addition, recently, from time to time, TFC has borrowed from us to meet its liquidity needs, and it may require further borrowings from us for its liquidity needs in the future, depending upon market conditions. TFC's need for borrowings from us could restrict our use of funds for other purposes.

Our lowered credit ratings limit our access to the capital markets and increases the cost of our funding from the capital markets.

The major rating agencies regularly evaluate us, including TFC. Both our long- and short-term credit ratings have recently been subject to significant downgrades. As described under "Summary—Textron Inc.—Recent actions by rating agencies" above, on April 28, 2009, Moody's Investors Service downgraded our long-term credit rating to Baa3 and Fitch Ratings downgraded our long-term credit rating to a below investment-grade rating of BB+, in each case with "negative" outlook. There is no assurance that these rating agencies, including Standard & Poor's Ratings Service, will not further downgrade our ratings in the near future, and we cannot predict the substance or timing thereof. In connection with these rating actions, the rating agencies have cited concerns about the Finance group, including execution risks associated with our decision to exit the non-captive finance businesses and the need for Textron Inc. to make capital contributions to TFC, as well as lower-than-expected business and financial outlook for 2009, the increase in outstanding debt resulting from the drawdown on our credit facilities, weak economic conditions and continued liquidity and funding constraints. Failure to maintain investment grade credit ratings with the other major credit agencies would prevent us from accessing the commercial paper markets, and may adversely affect the cost and other terms upon which we are able to obtain other financing, as well as our access to the capital markets.

Difficult conditions in the financial markets have adversely affected the business and results of operations of our Finance segment, and we do not expect these conditions to improve in the near future.

The financial performance of our Finance segment depends on the quality of loans, leases and other credit products in its finance asset portfolios. Portfolio quality may be adversely affected by several factors, including finance receivable underwriting procedures, collateral quality, or geographic or industry concentrations, the ability of our customers to obtain alternative financing as our Finance segment exits certain lines of business, as well as the recent deterioration of the financial markets. Current financial market conditions have resulted in significant writedowns of asset values by financial institutions, including government-sponsored entities and major commercial and investment banks. These writedowns, initially of mortgage-backed securities but spreading to credit default swaps and other derivative securities, have caused many financial institutions to seek additional capital, to merge with larger and stronger institutions, and, in some cases, to fail. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies and defaults, lack of consumer confidence, increased market volatility and widespread reduction of business activity. In addition, our credit risk may be exacerbated when our collateral cannot be realized or is liquidated at prices not sufficient to recover the full amount of our finance receivable portfolio. Further deterioration of our Finance segment's ability to successfully collect its finance receivable portfolio and to resolve problem accounts may adversely affect our cash flow, profitability and financial condition. As these current market conditions persist or worsen, we could experience continuing or increased adverse effects on our financial condition and results of operations.

Our ability to fund our captive financing activities at economically competitive levels depends on our ability to borrow and the cost of borrowing in the credit markets.

The long-term viability and profitability of our Finance group's business of the financing of customer purchases of Textron-manufactured products are dependent, in part, on our (and our Finance group's) ability to borrow and the cost of borrowing in the credit markets. This ability and cost, in turn, are dependent on our credit ratings and are subject to credit market volatility. With our recent lack of access to the credit markets, our Finance group is currently funding our customer financing activity through a combination of cash generated from operations, cash on hand from drawdown of our bank credit line, revolving securitization facilities and third-party funding arrangements. Our Finance group's ability to continue to offer customer financing for the products which we manufacture is largely dependent on our ability to obtain funding at a reasonable cost. If we are unable to continue to offer customer financing or if we are unable to offer competitive customer financing, especially in the case of our competitors with affiliated banking institutions, it could negatively impact our Manufacturing group's ability to generate sales which could adversely affect our results of operations and financial condition.

Delays in aircraft delivery schedules, cancellation of orders or decline in demand for our aircraft products may adversely affect our financial results.

We generally make sales of our commercial aircraft under purchase orders that are subject to cancellation, modification or rescheduling. The current weak economic environment has resulted in a substantial number of customer requests for delayed delivery of ordered aircraft and cancellations of orders, as well as reduced demand for our aircraft and a tightening of credit availability for potential purchasers of our aircraft. Aircraft customers, including sellers of fractional share interests, may continue to respond to weak economic conditions by delaying delivery of orders or canceling orders. Weakness in the economy may result in fewer hours flown on existing aircraft and, consequently, lower demand for spare parts and maintenance. Weak economic conditions also may continue to soften demand for new and used business jets and helicopters and may impact our decision to continue the investment necessary to proceed with development of new products throughout their lengthy research and development cycle. Suspension or cancellation of aircraft development programs may result in the writeoff of some or all of our investment costs and the return of customer deposits. In addition, both U.S. and foreign governments and government agencies regulate the aviation industry; may impose new regulations with additional regulatory, aircraft security or other requirements or restrictions that may adversely impact demand for business jets or helicopters. Continued delivery delays, cancellations of orders or reduced demand for new and used aircraft, spare parts and maintenance could significantly reduce our revenues, profitability and cash flows.

The soundness of our suppliers, customers and business partners could affect our business and results of operations.

All of our segments are exposed to risks associated with the creditworthiness of our key suppliers, customers and business partners, including automobile manufacturers and other industrial customers, customers of our Bell and Cessna products, home improvement retailers and original equipment manufacturers, many of which may be adversely affected by the volatile conditions in the financial markets. These conditions could result in financial instability or other adverse effects at any of our suppliers, customers or business partners. The consequences of such adverse effects could include the interruption of production at the facilities of our customers or suppliers, the reduction, delay or cancellation of customer orders, delays in or the inability of customers to obtain financing to purchase our products, and bankruptcy of customers or other creditors. Any of these events may adversely affect our cash flow, profitability and financial condition.

The soundness of financial institutions could adversely affect us.

We have relationships with many financial institutions, and, from time to time, we execute transactions with counterparties in the financial services industry. As a result, defaults by, or even rumors or questions about, financial institutions or the financial services industry generally, could result in losses or defaults by these institutions. In the event that the volatility of the financial markets adversely affects these financial institutions or counterparties, we or other parties to the transactions with us may be unable to complete transactions as intended, including divestitures that may be subject to funding requirements on the part of the buyer, which could adversely affect our business and results of operations.

We have customer concentration with the U.S. Government.

During 2008, we derived approximately 24% of our revenues from sales to a variety of U.S. Government entities. Our U.S. Government revenues have continued to grow both organically and through acquisitions. Our ability to compete successfully for and retain U.S. Government business is highly dependent on technical excellence, management proficiency, strategic alliances, cost-effective performance, and the ability to recruit and retain key personnel. Our revenues from the U.S. Government largely result from contracts awarded to us under various U.S. Government programs, primarily defense-related programs. The funding of these programs is subject to congressional appropriation decisions. Although multiple-year contracts may be planned in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs often are only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The reduction or termination of funding, or changes in the timing of funding, for a U.S. Government program in which we provide products or services would result in a reduction or loss of anticipated future revenues attributable to that program and could have a negative impact on our results of operations. While the overall level of U.S. defense spending has increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan and the U.S. Department of Defense's military transformation initiatives, we can give no assurance that such spending will continue to grow or not be reduced. Significant changes in national and international priorities for defense spending could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition.

U.S. Government contracts may be terminated at any time and may contain other unfavorable provisions.

The U.S. Government typically can terminate or modify any of its contracts with us either for its convenience or if we default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have an adverse effect on our ability to compete for future contracts and orders. If any of our contracts are terminated by the U.S. Government, our backlog would be reduced, in accordance with contract terms, by the expected value of the remaining work under such contracts. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. Government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our products and services as a subcontractor. In any such event, our financial condition and results of operations could be adversely affected.

As a U.S. Government contractor, we are subject to a number of procurement rules and regulations.

We must comply with and are affected by laws and regulations relating to the formation, administration and performance of U.S. Government contracts. These laws and regulations, among other things, require certification and disclosure of all cost and pricing data in connection with contract negotiation, define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. Government contracts, and restrict the use and dissemination of classified information and the exportation of certain products and technical data. Our U.S. Government contracts contain provisions that allow the U.S. Government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract, and control and potentially prohibit the export of our products, services and associated materials. A violation of specific laws and regulations could result in the imposition of fines and penalties or the termination of our contracts and, under certain circumstances, suspension or debarment from future contracts for a period of time. These laws and regulations affect how we do business with our customers and, in some instances, impose added costs on our business.

Cost overruns on U.S. Government contracts could subject us to losses or adversely affect our future business.

Contract and program accounting require judgment relative to assessing risks, estimating contract revenues and costs, and making assumptions for schedule and technical issues. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is complicated and subject to many variables. Assumptions have to be made regarding the length of time to complete the contract because costs include expected increases in wages and prices for materials. Incentives or penalties related to performance on contracts are considered in estimating sales and profit rates and are recorded when there is sufficient information for us to assess anticipated performance. Estimates of award fees also are used in estimating sales and profit rates based on actual and anticipated awards. Because of the significance of these estimates, it is likely that different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect our future financial results of operations.

Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur, and, consequently, any costs in excess of the fixed price are absorbed by us. Under time and materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses. Under cost reimbursement contracts, which are subject to a contract-ceiling amount, we are reimbursed for allowable costs and paid a fee, which may be fixed or performance based. However, if our costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, we may not be able to obtain reimbursement for all such costs. Under each type of contract, if we are unable to control costs we incur in performing under the contract, our financial condition and results of operations could be adversely affected. Cost overruns also may adversely affect our ability to sustain existing programs and obtain future contract awards.

Failure to perform by our subcontractors or suppliers could adversely affect our performance.

We rely on other companies to provide raw materials, major components and subsystems for our products. Subcontractors also perform services that we provide to our customers in certain circumstances. In addition, we outsource certain support functions, including certain global information technology infrastructure services to third-party service providers. We depend on these vendors, subcontractors and service providers to meet our contractual obligations to our customers and conduct our operations.

Our ability to meet our obligations to our customers may be adversely affected if suppliers do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. The risk of these adverse effects may be greater in circumstances where we rely on only one or two subcontractors or suppliers for a particular product or service. In particular, in the aircraft industry, most vendor parts are certified by the regulatory agencies as part of the overall Type Certificate for the aircraft being produced by the manufacturer. If a vendor does not or cannot supply its parts, then the manufacturer's production line may be stopped until the manufacturer can design, manufacture and certify a similar part itself or identify and certify another similar vendor's part, resulting in significant delays in the completion of aircraft.

Such events may adversely affect our financial results of operations or damage our reputation and relationships with our customers. Likewise, any disruption of our information technology systems or other outsourced processes or functions could have a material adverse impact on our operations and our financial results.

Developing new products and technologies entails significant risks and uncertainties.

Delays or cost overruns in the development and acceptance of new products, or certification of new aircraft products and other products, could affect our financial results of operations. These delays could be caused by unanticipated technological hurdles, production changes to meet customer demands, unanticipated difficulties in obtaining required regulatory certifications of new aircraft products, coordination with joint venture partners or failure on the part of our suppliers to deliver components as agreed. We also could be adversely affected if the general efficacy of our research and development investments to develop products is less than expected. Furthermore, because of the lengthy research and development cycle involved in bringing certain of our products to market, we cannot predict the economic conditions that will exist when any new product is complete. A reduction in capital spending in the aerospace or defense industries could have a significant effect on the demand for new products and technologies under development, which could have an adverse effect on our financial performance or results of operations.

Our joint venture, teaming and other arrangements involve risks and uncertainties.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements, and these activities involve risks and uncertainties, including the risk of the joint venture or related business partner failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements.

We may make acquisitions and dispositions that increase the risks of our business.

We may enter into acquisitions or dispositions in the future in an effort to enhance shareholder value. Acquisitions or dispositions involve a certain amount of risks and uncertainties that could result in our not achieving expected benefits. With respect to acquisitions, such risks include difficulties in integrating newly acquired businesses and operations in an efficient and cost-effective manner; challenges in achieving expected strategic objectives, cost savings and other benefits; the risk that the acquired businesses' markets do not evolve as anticipated and that the technologies acquired do not prove to be those needed to be successful in those markets; the risk that we pay a purchase price that exceeds what the future results of operations would have merited; and the potential loss of key employees of the acquired businesses. With respect to dispositions, the decision to dispose of a business or asset may result in a writedown of the related assets if the fair market value of the assets, less costs of disposal, is less than the book value. In addition, we may encounter difficulty in finding buyers or alternative exit strategies at acceptable prices and terms and in a timely manner. We may also underestimate the costs of retained liabilities or indemnification obligations. In addition, unanticipated delays or difficulties in effecting acquisitions or dispositions may divert the attention of our management and resources from our existing operations.

Our operations could be adversely affected by interruptions of production that are beyond our control.

Our business and financial results may be affected by certain events that we cannot anticipate or that are beyond our control, such as natural disasters and national emergencies that could curtail production at our facilities and cause delayed deliveries and canceled orders. In addition, we purchase components and raw materials and information technology and other services from numerous suppliers, and, even if our facilities are not directly affected by such events, we could be affected by interruptions at such suppliers. Such suppliers may be less likely than our own facilities to be able to quickly recover from such events and may be subject to additional risks such as financial problems that limit their ability to conduct their operations.

Our international business is subject to the risks of doing business in foreign countries.

Our international business exposes us to certain unique and potentially greater risks than our domestic business, and our exposure to such risks may increase if our international business continues to grow. Our international business is subject to U.S. and local government regulations and procurement policies and practices, which may change from time to time, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings or cash settlement challenges, as well as to varying currency, geopolitical and economic risks. These international risks may be especially significant with respect to sales of aerospace and defense products. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors and suppliers in connection with international programs. Some international government customers require contractors to agree to specific in-country purchases, manufacturing agreements or financial support arrangements, known as offsets, as a condition for a contract award. The contracts generally extend over several years and may include penalties if we fail to meet the offset requirements which could adversely impact our revenues, profitability and cash flows.

If we fail to comply with the covenants contained in our various debt agreements, it may adversely affect our liquidity, results of operations and financial condition.

Our credit facility contains affirmative and negative covenants including:

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limitations on creation of liens on assets of Textron or of its manufacturing subsidiaries;

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maintenance of existence and properties; and

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maintaining a maximum debt to capital ratio (as defined and excluding our Finance group) of 65%.

The indentures governing our outstanding senior notes also contain covenants, including limitations on creation of liens on certain principal manufacturing facilities and shares of stock of subsidiaries which own such facilities and restrictions on sale and leaseback transactions with respect to such facilities. In addition, both the credit facility and the indentures provide that consolidations, mergers or sale of all or substantially all of our assets may only be effected if certain provisions are complied with. Some of these covenants may limit our ability to engage in certain financing structures, create liens, sell assets or effect a consolidation or merger.

In addition, our credit facility contains, and the indenture governing the notes will contain, a cross-default provision that would trigger an event of default thereunder if we fail to pay or otherwise have a continued default under other indebtedness of Textron or any of our non-Finance group subsidiaries of over $100 million. A bankruptcy or monetary judgment in excess of $100 million against us or any of our subsidiaries that accounts for more than 5% of our consolidated revenues or our consolidated assets, including our Finance group, would also result in an event of default under our credit facility.

Our failure to comply with material provisions or covenants in the credit facility or the indentures, or the failure of certain of our subsidiaries to comply with their debt agreements, could have a material adverse effect on our liquidity, results of operations and financial condition.

We are subject to legal proceedings and other claims and we could incur judgments or enter into settlements for current or future claims that could adversely affect our financial position or our results of operations in any particular period.

We are subject to legal proceedings and other claims arising out of the conduct of our business, including proceedings and claims relating to commercial and financial transactions; government contracts; lack of compliance with applicable laws and regulations; production partners; product liability; patent and trademark infringement; employment disputes; and environmental, safety and health matters. Under federal government procurement regulations, certain claims brought by the U.S. Government could result in our being suspended or debarred from U.S. Government contracting for a period of time. On the basis of information presently available, we do not believe that existing proceedings and claims will have a material effect on our financial position or results of operations. However, litigation is inherently unpredictable, and we could incur judgments or enter into settlements for current or future claims that could adversely affect our financial position or our results of operations in any particular period.

If our Finance group's estimates or assumptions used in determining the fair value of certain of its assets and its allowance for losses on finance receivables prove to be incorrect, its cash flow, profitability, financial condition, and business prospects could be materially and adversely affected.

Our Finance group uses estimates and various assumptions in determining the fair value of certain of its assets, including finance receivables held-for-sale and interest-only securities representing retained interests from securitizations of receivables which do not have active, quoted market prices. Our Finance group also uses estimates and assumptions in determining its allowance for losses on finance receivables and in determining the residual values of leased equipment and the value of repossessed assets and properties. It is difficult to determine the accuracy of these estimates and assumptions, and our Finance group's actual experience may differ materially from these estimates and assumptions. A material difference between our Finance group's estimates and assumptions and its actual experience may adversely affect our Finance group's cash flow, profitability, financial condition, and business prospects.

The levels of our reserves are subject to many uncertainties and may not be adequate to cover writedowns or losses.

In addition to reserves at our Finance segment, we establish reserves in our manufacturing segments to cover uncollectible accounts receivable, excess or obsolete inventory, fair market value writedowns on used aircraft and golf cars, recall campaigns, environmental remediation, warranty costs and litigation. These reserves are subject to adjustment from time to time depending on actual experience or current market conditions, and are subject to many uncertainties, including bankruptcy or other financial problems at key customers and changing market conditions.

Due to the nature of our business, we may be subject to liability claims arising from accidents involving our products, including claims for serious personal injuries or death caused by climatic factors, or by pilot or driver error. In the case of litigation matters for which reserves have not been established because the loss is not deemed probable, it is reasonably possible that such matters could be decided against us and could require us to pay damages or make other expenditures in amounts that are not presently estimable. In addition, we cannot be certain that our reserves are adequate and that our insurance coverage will be sufficient to cover one or more substantial claims. Furthermore, there can be no assurance that we will be able to obtain insurance coverage at acceptable levels and costs in the future.

An impairment of our goodwill and other intangible assets could negatively impact our results of operations.

At April 4, 2009, we had goodwill and other intangible assets, net of accumulated amortization, of approximately $2.1 billion, which represented approximately 10% of our total assets. As part of our overall strategy, we, from time to time, may acquire or make an investment in a business which will require us to record goodwill based on the purchase price and the value of the acquired assets. After acquisition, unforeseen issues could arise which adversely affect the anticipated returns of the business or value of the intangible assets and trigger an evaluation of the recoverability of the recorded goodwill and intangible assets for such business. The company evaluates goodwill amounts for impairment annually, or when evidence of potential impairment exists. The annual impairment test is based on several factors requiring judgment. A significant decrease in expected cash flows, changes in market conditions or a further decline in our stock price may indicate potential impairment of recorded goodwill and other intangible assets. A significant goodwill or other intangible asset impairment charge could have a negative impact on our financial results.

Currency, raw material price and interest rate fluctuations may adversely affect our results.

We are exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates, raw material prices and interest rates. We monitor and manage these exposures as an integral part of our overall risk management program. In some cases, we purchase derivatives or enter into contracts to insulate our financial results of operations from these fluctuations. Nevertheless, changes in currency exchange rates, raw material prices and interest rates can have substantial adverse effects on our financial results of operations.

We may be unable to effectively mitigate pricing pressures.

In some markets, particularly where we deliver component products and services to original equipment manufacturers, we face ongoing customer demands for price reductions, which sometimes are contractually obligated. In some cases, we are able to offset these reductions through technological advances or by lowering our cost base through improved operating and supply chain efficiencies. However, if we are unable to effectively mitigate future pricing pressures, our financial results of operations could be adversely affected.

Our business could be adversely affected by strikes or work stoppages and other labor issues.

Approximately 11,800 of our employees, or 30% of our total employees, are unionized. As a result, we may experience work stoppages, which could negatively impact our ability to manufacture our products on a timely basis, resulting in strain on our relationships with our customers and a loss of revenues. In addition, the presence of unions may limit our flexibility in responding to competitive pressures in the marketplace, which could have an adverse effect on our financial results of operations.

In addition to our workforce, the workforces of many of our customers and suppliers are represented by labor unions. Work stoppages or strikes at the plants of our key customers could result in delayed or canceled orders for our products. Work stoppages and strikes at the plants of our key suppliers could disrupt our manufacturing processes. Any of these results could adversely affect our financial results of operations.

The increasing costs of certain employee and retiree benefits could adversely affect our results.

Our earnings and cash flow may be impacted by the amount of income or expense we expend or record for employee benefit plans. This is particularly true for our defined benefit pension plans, where the contributions to those plans are driven by, among other things, our assumptions of the rate of return on plan assets, the discount rate used for future payment obligations and the rates of future cost growth. If the actual investment return and rates prove materially different from our assumptions, this could adversely impact the amount of pension expense and require larger contributions to the plans. Also, changing pension legislation and regulations could increase the cost associated with our defined benefit pension plans. In addition, medical costs are rising at a rate faster than the general inflation rate. Continued medical cost inflation in excess of the general inflation rate increases the risk that we will not be able to mitigate the rising costs of medical benefits. Increases to the costs of pension and medical benefits could have an adverse effect on our financial results of operations.

Unanticipated changes in our tax rates or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes in both the U.S. and various non-U.S. jurisdictions, and our domestic and international tax liabilities are subject to the allocation of income among these different jurisdictions. Our effective tax rates could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities or changes in tax laws, which could affect our profitability. In particular, the carrying value of deferred tax assets is dependent on our ability to generate future taxable income. In addition, the amount of income taxes we pay is subject to audits in various jurisdictions, and a material assessment by a tax authority could affect our profitability.

Risks relating to the notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

The notes are unsecured senior obligations of Textron Inc. exclusively and will rank equal in right of payment to Textron Inc.'s other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, Textron Inc.'s ability to service debt, including the notes, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Textron Inc., in the form of dividends or other transfers. Our financing is conducted through two borrowing groups, Manufacturing and Finance. Our Finance group has historically financed its operations by borrowing from its own group of external creditors and, from time to time, from our Manufacturing group. Under the support agreement described under "Risks relating to our business and to the financial services industry and financial markets—Payments required under our support agreement with TFC could restrict our use of capital" above, Textron Inc. has agreed to make payments to TFC, if necessary, to cause our Finance group to maintain certain minimum levels of financial performance.

Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

As of April 4, 2009, we had approximately $10.8 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $8.1 billion was indebtedness of our subsidiaries (including $8.0 billion of indebtedness of TFC). In addition, our subsidiaries had an aggregate of $4.5 billion of other obligations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of the common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired on October 8, 2008. However, the SEC recently published proposed amendments to Regulation SHO, including consideration by the SEC to reinstate the "up-tick rule," that would impose new restrictions on short sales. If certain of these proposed short sale restrictions are adopted in a way that would impose limitations on short sales of common stock of issuers (or if any other future governmental action occurs that has the same effect), the market value of the notes could be significantly affected.

Despite our current debt levels, we may still incur substantially more debt or take other actions that would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to repurchase the notes upon the occurrence of a fundamental change at 100% of their principal amount plus accrued and unpaid interest including additional interest, if any, as described under "Description of notes—repurchase at the option of the holder upon a fundamental change" in this prospectus supplement. In addition, upon conversion of any notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock, we will be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, as described under "Description of notes—Conversion procedures—Settlement upon conversion" in this prospectus supplement. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered notes or settlement of converted notes. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law or by agreements governing our future indebtedness. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable upon future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of notes—Conversion rights" in this prospectus supplement. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Future sales of our common stock in the public market could lower the market price of our common stock and adversely impact the trading price of the notes.

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 19,000,000 shares of our common stock in an underwritten public offering (or 21,850,000 shares if the underwriters exercise their option to purchase additional shares with respect to that offering in full). In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock, which has decreased substantially in recent months and has experienced significant and price and volume fluctuations, could continue to fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

To the extent our conversion obligation includes shares of our common stock, holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder's conversion of its notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock underlying into which the notes would otherwise be convertible.

Prior to February 19, 2013, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of our common stock into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to deliver shares of our common stock, cash or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes is in part determined by reference to the volume weighted average prices of our common stock for each trading day in a 45 trading-day settlement period. As described under "Description of notes—Conversion procedures—Settlement upon conversion" in this prospectus supplement, this period means (i) for notes with a conversion date occurring on or after February 19, 2013, the 45 consecutive settlement period trading days beginning on, and including, the 47th scheduled trading day preceding the maturity date and (ii) in all other instances, the 45 consecutive settlement period trading days beginning on, and including, the third trading day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such periods, the value of any shares of our common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we still will not be required to deliver the shares of our common stock until the third trading day following the relevant settlement period described in the immediately preceding paragraph, notwithstanding the fact that we have chosen to satisfy our conversion obligation in shares of our common stock. Accordingly, if the price of our common stock decreases during this period, the value of the shares you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under "Description of notes—Repurchase at the option of the holder upon a fundamental change," "Description of notes—Conversion rate adjustments—Adjustment to conversion rate upon conversion upon make-whole fundamental changes" and "Description of notes—Consolidation, merger and sale of assets" in this prospectus supplement and under "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Consolidation, merger and sale of assets" in the accompanying prospectus.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in such transaction, as described below under "Description of notes—Conversion rate adjustments—Adjustment to conversion rate upon conversion upon make-whole fundamental changes" in this prospectus supplement. The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $                  per share or less than $                  (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed                  per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under "Description of notes—Conversion rate adjustments" in this prospectus supplement.

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of notes—Conversion rate adjustments" in this prospectus supplement. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes or a downgrade of our credit ratings generally may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline. Also, our credit ratings for our existing debt is subject to downgrade, as discussed under "Summary—Textron Inc.—Recent actions by rating agencies" above. Future downgrades of our credit ratings could cause the trading price of the notes to decrease.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain United States federal income tax consequences" in this prospectus supplement. If you are a non-U.S. holder (as defined in "Certain United States federal income tax consequences" in this prospectus supplement), any constructive distribution on a note that is treated as a taxable dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments. See "Certain United States federal income tax consequences" in this prospectus supplement.

The convertible note hedge transactions and the warrant transactions may affect the value of the notes and our common stock.

In connection with this offering, we expect to enter into convertible note hedge transactions with one or more of the underwriters and/or their affiliates, which we refer to as the hedge counterparties. These transactions are expected to reduce the potential dilution upon conversion of the notes. We also expect to enter into warrant transactions with the hedge counterparties, which could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrant transactions. We intend to apply approximately $        million of the net proceeds from the concurrent common stock offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset with the proceeds of the warrant transactions).

In connection with the hedge counterparties' establishment of their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates may enter into various exchange-traded and over-the-counter cash-settled derivative transactions with respect to our common stock, as well as purchase or sell our common stock in privately negotiated transactions and/or open-market transactions, concurrently with, or shortly following, the pricing of the notes.

These hedging and hedge unwind activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly following the pricing of the notes. The effect, including the direction or magnitude of the effect of these activities, if any, on the market price of our common stock or the notes will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, the hedge counterparties or their respective affiliates may modify or unwind their hedge positions following the pricing of the notes from time to time (including during any settlement period in respect of any conversion of notes) by purchasing or selling our common stock or the notes in privately negotiated transactions and/or open-market transactions and/or by entering into or unwinding various exchange-traded and over-the-counter derivative transactions with respect to our common stock. The effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes, and, as a result, the value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

The decision by the hedge counterparties or their respective affiliates to engage in any of these transactions and discontinue any of these transactions with or without notice, once commenced, is within the sole discretion of the hedge counterparties or their respective affiliates.

Further, if the convertible note hedge transactions and the warrant transactions fail to become effective when this offering of notes is completed, the hedge counterparties, or their respective affiliates, may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, as a result, the value of the notes. The effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes, and, as a result, the value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes. We have also agreed to reimburse the hedge counterparties for costs and expenses (including market losses) incurred in connection with a potential unwinding of their hedge positions under certain circumstances.

The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock at the time of conversion of the notes is greater than the strike price of the convertible note hedge transactions, which corresponds to the initial conversion price of the notes and is similarly subject to certain customary adjustments. If, however, the market price per share of our common stock exceeds the strike price of the warrants when they are exercised, there would be dilution from conversion of the notes to the extent of such excess.

Risks relating to our common stock

The price of our common stock recently has been volatile. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The market price of our common stock has recently experienced, and may continue to experience, significant volatility. The market price of our common stock has varied between a high of $65.52 on May 15, 2008 and a low of $3.57 on March 6, 2009 during the 12-month period from April 28, 2008 through April 27, 2009. This volatility may affect the price of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors described under "—Risks relating to our business and to the financial services industry and financial markets" in this prospectus supplement, as well as, among other things:

•
our operating and financial performance and prospects;

•
our ability to repay our debt;

•
investor perceptions of us and the industry and markets in which we operate;

•
announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•
future sales of equity or equity-related securities;

•
changes in earnings estimates or buy/sell recommendations by analysts; and

•
general financial, domestic, international, economic and other market conditions.

In addition, the sale of substantial shares of our common stock could adversely impact its price. Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 19,000,000 shares of our common stock in an underwritten public offering (or 21,850,000 shares if the underwriters exercise their option to purchase additional shares with respect to that offering in full). As of April 4, 2009, and without giving effect to the concurrent common stock offering, we had outstanding approximately 245 million shares of our common stock and options to purchase approximately 9.6 million shares of our common stock (of which approximately 7.1 million were exercisable as of that date). We also had outstanding approximately 1.9 million unvested restricted stock units as of April 4, 2009. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Delaware law and our charter documents may impede or discourage a takeover, which could cause the market price of our shares and the value of the notes to decline.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing shareholders. In addition, our board of directors has the power, without shareholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors to create and issue a new series of preferred stock and certain provisions of Delaware law and our restated certificate of incorporation and by-laws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for shares of our common stock, which, under certain circumstances, could reduce the market price of shares of our common stock and the value of the notes. See "Description of Capital Stock—Common Stock" in this prospectus supplement for additional information on the anti-takeover measures applicable to us.

Forward-looking statements

The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, such as our plans to exit our commercial finance business and our intended use of the net proceeds from this offering and the concurrent common stock offering, or may project revenues, income, returns or other financial measures, often include words such as "believe," expect," "anticipate," "intend," "plan," "estimate," "seek," "will" or "may" and similar expressions. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In connection with the "safe harbor" provisions of that Act, we are providing this cautionary statement to identify important factors that may cause actual results to differ materially from those expressed in these forward-looking statements. In addition to those factors described under "Risk factors" above and in the documents identified under "Where You Can Find More Information" in the accompanying prospectus, these factors include:

•
changes in worldwide economic and political conditions that impact demand for our products, interest rates and foreign exchange rates;

•
the interruption of production at our facilities or our customers or suppliers;

•
performance issues with key suppliers, subcontractors and business partners;

•
our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

•
the U.S. Government's ability to unilaterally modify or terminate its contracts with us for the U.S. Government's convenience or for our failure to perform, to change applicable procurement and accounting policies and, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

•
changing priorities or reductions in the U.S. Government defense budget, including those related to Operation Iraqi Freedom, Operation Enduring Freedom and the Global War on Terrorism;

•
changes in national or international funding priorities, U.S. and foreign military budget constraints and determinations and government policies on the export and import of military and commercial products;

•
legislative or regulatory actions impacting our operations or demand for our products;

•
the ability to control costs and successful implementation of various cost-reduction programs, including the enterprise-wide restructuring program;

•
the timing of new product launches and certifications of new aircraft products;

•
the occurrence of slowdowns or downturns in customer markets in which our products are sold or supplied or where TFC offers financing;

•
changes in aircraft delivery schedules, or cancellation or deferral of orders;

•
the impact of changes in tax legislation;

•
the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;

•
our ability to offset, through cost reductions, pricing pressure brought by original equipment manufacturer customers;

•
our ability to realize full value of receivables;

•
the availability and cost of insurance;

•
increases in pension expenses and other post-retirement employee costs;

•
TFC's ability to maintain portfolio credit quality and certain minimum levels of financial performance required under its committed credit facilities and under our support agreement with TFC;

•
TFC's access to financing, including securitizations, at competitive rates;

•
our ability to successfully exit from TFC's commercial finance business, other than the captive finance business, including effecting an orderly liquidation or sale of certain TFC portfolios and businesses;

•
uncertainty in estimating market value of TFC's receivables held for sale and reserves for TFC's receivables to be retained;

•
uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies;

•
risks and uncertainties related to acquisitions and dispositions, including difficulties or unanticipated expenses in connection with the consummation of acquisitions or dispositions, the disruption of current plans and operations, or the failure to achieve anticipated synergies and opportunities;

•
the efficacy of research and development investments to develop new products;

•
the launching of significant new products or programs that could result in unanticipated expenses;

•
bankruptcy or other financial problems at major suppliers or customers that could cause disruptions in our supply chain or difficulty in collecting amounts owed by such customers; and

•
continued volatility and further deterioration of the capital markets.

 Use of proceeds

We estimate that the proceeds from this offering will be approximately $          million (or a total of approximately $          million if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting the underwriting discounts and commissions and before estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and the concurrent common stock offering to increase our liquidity and for general corporate purposes, including the repayment of consolidated debt. See "Concurrent offering of common stock" in this prospectus supplement. Pending any specific application of the net proceeds from the sale of the notes and the concurrent common stock offering, we intend to invest such net proceeds in short-term investment grade securities.

We expect to enter into convertible note hedge transactions with one or more of the hedge counterparties as described under "Description of convertible note hedge and warrant transactions" in this prospectus supplement. We also intend to enter into warrant transactions with the hedge counterparties. We intend to use approximately $          million of the net proceeds from the concurrent common stock offering for the cost of the convertible note hedge transactions (after such cost is partially offset from the proceeds of the warrant transactions). If the over-allotment option granted to the underwriters to purchase additional notes is exercised, we will use an additional portion of the net proceeds from the concurrent common stock offering to increase the size of the convertible note hedge transactions. We will also sell additional warrants, which would result in additional proceeds to us.

 Concurrent offering of common stock

Concurrently with this offering, we are offering 19,000,000 shares of our common stock (or a total of 21,850,000 shares of our common stock if the underwriters exercise their option to purchase additional shares with respect to that offering in full) in an underwritten public offering pursuant to a separate prospectus supplement.

We expect to raise approximately $          million in net proceeds from the common stock offering, resulting in total net proceeds of approximately $          million from both this offering and the common stock offering, in each case after deducting the underwriting discounts and commissions and before estimated offering expenses payable by us, assuming no exercise of the underwriters' options to purchase additional securities with respect to either offering. However, amounts sold in each offering may increase or decrease based on market conditions relating to the particular securities. See "Use of proceeds" in this prospectus supplement.

This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of the common stock offered in the common stock offering. This offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this offering. We cannot assure you that we will complete the common stock offering or, if completed, on what terms it may be completed.

 Price range of common stock and dividends

The principal market on which our common stock is traded is the New York Stock Exchange under the symbol "TXT." Our stock also is traded on the Chicago Stock Exchange. On July 18, 2007, our Board of Directors approved a two-for-one split of our common stock effected in the form of a 100% stock dividend. The additional shares resulting from the stock-split were distributed on August 24, 2007 to shareholders of record on August 3, 2007. Prior period per share data has been restated to reflect this stock-split. The high and low sales prices per share of our common stock as reported on the New York Stock Exchange, and the dividends paid per share, are provided in the following table.

	Common stock price range
			Dividends paid per share
	High	Low

Fiscal Year 2009:
First Quarter	$16.52	$3.57	$0.02
Second Quarter, through April 27, 2009	14.37	7.13	0.00
Fiscal Year 2008:
First Quarter	$71.69	$47.50	$0.230
Second Quarter	65.52	47.03	0.230
Third Quarter	49.90	28.43	0.230
Fourth Quarter	32.31	10.09	0.230
Fiscal Year 2007:
First Quarter	$49.40	$43.60	$0.194
Second Quarter	57.08	44.86	0.194
Third Quarter	64.00	47.98	0.230
Fourth Quarter	74.40	61.02	0.230

On April 27, 2009, the closing price of our common stock on the New York Stock Exchange was $11.39 per share. There were approximately 14,562 holders of record of our common stock as of April 24, 2009.

 Capitalization

The following table sets forth our cash position and capitalization as of April 4, 2009:

•
on an actual basis;

•
on an as adjusted basis to give effect to the issuance and sale of $300,000,000 principal amount of the notes in this offering, after deducting the underwriting discounts and commissions and before estimated offering expenses payable by us (assuming no exercise of the underwriters' over-allotment option to purchase additional notes); and

•
on an as further adjusted basis to give effect to the issuance and sale of 19,000,000 shares of our common stock in the concurrent common stock offering, after deducting the underwriting discounts and commissions and before estimated offering expenses payable by us (assuming no exercise of the underwriters' option to purchase additional shares of our common stock) and after the application of the net proceeds in the manner described under "Use of proceeds" in this prospectus supplement.

This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	As of April 4, 2009
	(unaudited)
($ in millions)	Actual	As adjusted	As further adjusted

Cash and cash equivalents	$1,691	$	$

Manufacturing group:
Current portion of long-term debt and short-term debt	5
Convertible senior notes offered hereby	—
Other long-term debt	2,870

Total Manufacturing debt	2,875
Total Finance group debt	7,954

Total debt	10,829
Shareholders' equity:
Capital stock	34
Capital surplus	1,127
Retained earnings	3,106
Accumulated other comprehensive loss	(1,423)
Cost of treasury shares	(376)

Total shareholders' equity	2,468

Total capitalization	$13,297	$	$

Description of notes

The notes are a series of "senior debt securities" described in the accompanying prospectus. The notes will be issued under our indenture dated as of September 10, 1999 (the "base indenture") with The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee, as supplemented by a supplemental indenture with respect to the notes (together with the base indenture, the "indenture"). This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. These descriptions are summaries of the material provisions of the notes and the indenture. The base indenture is filed as an exhibit to the registration statement of which the accompanying prospectus is a part and is incorporated into the accompanying prospectus by reference, and the supplemental indenture with respect to the notes will be filed as an exhibit to a Current Report on Form 8-K that we will file with respect to this offering and will also be so incorporated.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

For purposes of this description, references to "we," "our," "us" and "the Company" refer only to Textron Inc. and not to its subsidiaries.

Brief description of notes

The notes will:

•
be limited to $300,000,000 principal amount (or a total of $345,000,000 principal amount with the underwriters' exercise of their over-allotment option in full);

•
bear interest at a rate of       % per year, payable semi-annually in arrears, on May 1 and November 1 of each year, commencing on November 1, 2009;

•
be our general unsecured senior obligations, ranking equally in right of payment with our existing and future senior unsecured debt, and senior in right of payment to all of our future subordinated debt, if any. The notes will be effectively junior to our future secured debt, if any, to the extent of the value of the assets securing such debt and effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of our subsidiaries;

•
be convertible by you at any time on or prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, only upon satisfaction of one of the conditions for conversion, as described under "—Conversion rights," into shares of our common stock initially based on a conversion rate of                      shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $                      per share. As described under "—Conversion procedures—Settlement upon conversion," we may choose to deliver shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the notes. In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares;

•
be subject to repurchase by us, at your option, if a fundamental change (as defined under "—Repurchase at the option of the holder upon a fundamental change") occurs, at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date; and

•
be due on May 1, 2013, unless earlier converted or repurchased by us at your option upon a fundamental change.

Other than restrictions described under "—Repurchase at the option of the holder upon a fundamental change" and "—Consolidation, merger and sale of assets" below, and except for the provisions set forth under "—Conversion rate adjustment—Adjustment to conversion rate upon conversion upon make-whole fundamental changes," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in any credit rating that may have been assigned to the notes as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities.

The notes will not be guaranteed by any of our subsidiaries.

No sinking fund is provided for the notes and the notes will not be subject to defeasance.

The notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or "DTC," or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see "—Form, denomination and registration" below.

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which will initially be the office or agency of the trustee in New York City. However, we or the trustee may require the holder to pay a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of notes.

We may also from time to time repurchase the notes in open-market purchases or privately negotiated transactions without prior notice to holders.

Ranking

The notes will be our general unsecured senior obligations that rank equal in right of payment with our existing and future senior unsecured indebtedness, senior in right of payment to our future subordinated indebtedness, if any, and effectively subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us, in the form of dividends or other transfers. Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and indebtedness of our subsidiary senior to that held by us.

The notes will effectively rank junior to our secured indebtedness, if any, to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of April 4, 2009, we had approximately $10.8 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $8.1 billion was indebtedness of our subsidiaries (including $8.0 billion of indebtedness of TFC). In addition, our subsidiaries had an aggregate of $4.5 billion of other obligations.

Payment at maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with accrued and unpaid interest to, but not including, the maturity date, unless earlier converted or repurchased by us at the holder's option upon a fundamental change. With respect to global notes, principal and interest will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest will be payable at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Interest

The notes will bear interest at a rate of             % per year. Interest will accrue from May              , 2009, which is the date of issuance, or from the most recent date to which interest has been paid or duly provided for. We will pay interest semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2009 to holders of record at 5:00 p.m., New York City time, on the preceding April 15 or October 15, respectively. However, there are two exceptions to the preceding sentence:

•
we will not pay in cash accrued interest on any notes when they are converted, except as described under "—Conversion rights"; and

•
on the maturity date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount (which may or may not be the holder of record on the relevant record date).

We will pay interest on:

•
global notes to DTC in immediately available funds;

•
any certificated notes having a principal amount of less than $5,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under "—Payment at maturity;" and

•
any certificated notes having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holders of those notes duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under "—Payment at maturity."

Interest on the notes for a full interest period will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the notes for any period other than a full interest period will be computed on the basis of the actual number of days elapsed during the period and a 365-day year. If a payment date is not a business day, payment will be made on the next succeeding business day and no additional interest will accrue thereon.

"Business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

All references to "interest" in this prospectus supplement are deemed to include additional interest, if any, that accrues in connection with our failure to comply with our reporting obligations under the indenture, if applicable, as described under "—Events of default; notice and waiver."

Conversion rights

Subject to the conditions described below under the headings "—Conversion based on common stock price," "—Conversion upon satisfaction of trading price condition," "—Conversion upon specified distributions to holders of our common stock or specified corporate transactions" and "—Conversion during the period commencing on February 19, 2013 to maturity," holders may convert each of their notes at an initial conversion rate of             shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $                           per share of common stock) at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. A holder may convert fewer than all of such holder's notes so long as the notes converted are a whole multiple of $1,000 principal amount.

As described under "—Conversion procedures—Settlement upon conversion," we may choose to deliver shares of our common stock, cash or a combination of cash and shares of our common stock upon conversion. We will from time to time make an election with respect to the method we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different method of settlement. We may not elect a different method of settlement after the 51st scheduled trading day preceding the maturity date. We have a policy of settling conversions of the notes using combination settlement with a "fixed dollar amount" equal to $1,000 per $1,000 principal amount of notes.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

"Scheduled trading day" means any day on which the primary U.S. national securities exchange or market on which the common stock is listed or admitted for trading is scheduled to be open for trading.

Except as provided in the next paragraph, upon conversion, you will not receive any additional cash payment or shares of common stock for accrued and unpaid interest on the notes. Upon conversion, accrued and unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

If you convert your notes after 5:00 p.m., New York City time, on a regular record date for an interest payment date but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date. At the time you surrender your notes for conversion, whether or not you were the holder of record on the relevant date, you must pay us an amount equal to the interest that has accrued and will be paid on the notes being converted on the corresponding interest payment date. The foregoing sentence shall not apply to notes converted:

•
after 5:00 p.m., New York City time, on April 15, 2013, which is the regular record date for the final interest payment date;

•
during the period commencing on the date we give notice of a fundamental change pursuant to "—Conversion upon specified distributions to holders of our common stock or specified corporate transactions" to, and including, the second trading day immediately preceding the fundamental change repurchase date; or

•
with respect to any overdue interest, if overdue interest exists at the time of conversion.

We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will deliver cash, as described under "—Conversion procedures—Settlement upon conversion—Fractional shares."

If you have submitted any or all of your notes for repurchase, unless you have withdrawn such notes in a timely fashion, your conversion rights on the notes so subject to repurchase will expire at 5:00 p.m., New York City time, on the second scheduled trading day preceding the fundamental change repurchase date, unless we default in the payment of the repurchase price. If you have submitted any or all of your notes for repurchase, such notes may be converted only if you submit a withdrawal notice, and if the notes are evidenced by a global note, you must comply with appropriate DTC procedures.

Adjustments of a sum of shares or average prices

Whenever any provision of the indenture requires us to calculate a number of shares of common stock equal to a sum or an average of the last reported sale price over multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period from which the sum or average is to be calculated.

Conversion based on common stock price

A holder may surrender notes for conversion in any calendar quarter commencing at any time after June 30, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading-day period ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of our common stock on the last day of such preceding calendar quarter, which we refer to as the "conversion trigger price."

The conversion trigger price immediately following issuance of the notes is $                           , which is 130% of the initial conversion price per share of our common stock. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate.

The "last reported sale price" of our common stock on any date means:

•
the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the New York Stock Exchange; or

•
if our common stock is not listed for trading on the New York Stock Exchange, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded; or

•
if our common stock is not listed for trading on a U.S. national or regional securities exchange, the closing price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) for our common stock on that date as reported by the OTC Bulletin Board; or

•
if not so reported by the OTC Bulletin Board, the last quoted bid price for our common stock in the over-the-counter market on that date as reported by Pink OTC Market Inc. or similar organization; or

•
if our common stock is not so quoted by Pink OTC Market Inc. or similar organization, the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose.

The last reported sale price of our common stock will be determined without reference to extended or after-hours trading. If, during a period applicable for calculating the last reported sale price of our common stock, an event occurs that requires an adjustment to the conversion rate, the last reported sale price shall be calculated for such period in a manner determined by us to appropriately reflect the impact of such event on the price of our common stock during such period.

For purposes of determining whether this conversion contingency has been triggered, "trading day" means a day during which:

•
the New York Stock Exchange is open for trading, or if our common stock is not listed for trading on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common stock is listed is open for trading, or if our common stock is not so quoted or listed, any business day; and

•
there is no market disruption event.

For purposes of determining whether this conversion contingency has been triggered, "market disruption event" means, if our common stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Whenever the notes shall become convertible upon satisfaction of this condition to conversion, we will notify holders, the trustee and the conversion agent promptly. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

Conversion upon satisfaction of trading price condition

A holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any 10 consecutive trading-day period (the "measurement period") in which the "trading price" (as defined below) per $1,000 principal amount of notes, as determined following a request by a holder in accordance with the procedures described below, for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

In connection with any conversion upon satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and applicable conversion rate. The trustee will initially act as the bid solicitation agent.

Whenever the notes shall become convertible upon satisfaction of this condition to conversion, we will notify holders, the trustee and the conversion agent promptly. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

Conversion upon specified distributions to holders of our common stock or specified corporate transactions

If we elect to:

•
distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 calendar days after the date of the distribution, shares of our common stock at a price per share less than the average last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for such distribution; or

•
distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes, the trustee and the conversion agent at least 55 business days prior to the ex-dividend date for such distribution. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place. The "ex-dividend date" is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of our common stock to its buyer. You may not convert any of your notes based on this conversion contingency if you will otherwise participate in the distribution without conversion as a result of holding the notes on a basis equivalent to a holder of a number of shares of our common stock equal to the principal amount of your notes divided by the applicable conversion price.

In addition, in the event of a fundamental change or a make-whole fundamental change, a holder may surrender notes for conversion at any time beginning on the business day following the effective date of such fundamental change or make-whole fundamental change until (a) 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the repurchase date corresponding to such fundamental change or (b) 5:00 p.m., New York City time, on the 35th trading day after the effective date of the make-whole fundamental change in the case of a make-whole fundamental change that is not a fundamental change. We must notify holders, the trustee and the conversion agent of the anticipated occurrence of such fundamental change or make-whole fundamental change no later than five business days prior to the anticipated effective date of such fundamental change or make-whole fundamental change. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

Conversion during the period commencing on February 19, 2013 to maturity

Notwithstanding anything herein to the contrary, a holder may surrender the notes for conversion at any time on or after February 19, 2013, which is the 50th scheduled trading day preceding the maturity date, until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date.

Conversion procedures

Procedures to be followed by a holder

If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents;

•
if required, pay all transfer or similar taxes; and

•
if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with all of these requirements is the "conversion date" under the indenture.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

If a holder has already delivered a repurchase notice as described under "—Repurchase at the option of the holder upon a fundamental change" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement upon conversion

We may elect to deliver shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the notes.

We will from time to time make an election with respect to the method we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different method of settlement. We have a policy of settling conversions of the notes using combination settlement with a "fixed dollar amount" equal to $1,000 per $1,000 principal amount of notes. If we choose to elect a different method of settlement of our conversion obligation in the future, we will provide to all holders of the notes, the trustee and the conversion agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method; provided, however, that in no event will we notify a converting holder of a settlement method applicable to its conversion after the second trading day immediately following the related conversion date (or, if earlier, February 18, 2013). Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website. We may not elect a different method of settlement after the 51st scheduled trading day preceding the maturity date, which is February 18, 2013.

If we choose to satisfy any portion of our conversion obligation by delivering cash, we will specify the fixed dollar amount per $1,000 principal amount of the notes to be satisfied by the delivery of cash; provided the fixed dollar amount due upon conversion shall in no event exceed the conversion value (as defined below).

Settlement in shares of our common stock only will occur on the third trading day following the final settlement period trading day (as defined below) of the settlement period (as defined below) that would be applicable if settlement were in cash or a combination of cash and shares of our common stock, notwithstanding the fact that we have chosen to satisfy our conversion obligation in shares of our common stock. Settlement in cash and/or shares of our common stock will occur on the third trading day following the final settlement period trading day of the applicable settlement period.

The settlement amount will be computed as follows:

(1) if we elect to satisfy the entire conversion obligation in common stock only, we will deliver to the holder for each $1,000 principal amount of the notes converted a number of shares of our common stock equal to the conversion rate then in effect (which for these purposes will be the conversion rate in effect on the final settlement period trading day of the settlement period that would be applicable if settlement were in cash or a combination of cash and shares of our common stock) plus cash in lieu of fractional shares, if applicable;

(2) if we elect to satisfy the entire conversion obligation in cash only, we will deliver to the holder for each $1,000 principal amount of the notes converted cash in an amount equal to the conversion value; and

(3) if we elect to satisfy the conversion obligation in a combination of cash and common stock, we will deliver to the holder for each $1,000 principal amount of the notes converted:

•
(i) the fixed dollar amount per $1,000 principal amount of the notes of the conversion obligation to be satisfied in cash specified in the notice regarding our chosen method of settlement or, if lower, the conversion value in cash (the "fixed cash amount"); and

•
(ii) a number of shares equal to the sum, for each of the settlement period trading days in the settlement period, of 1/45th of (a) the conversion rate then in effect minus (b) the quotient of (x) the fixed cash amount divided by (y) the VWAP of our common stock on that settlement period trading day (plus cash in lieu of fractional shares if applicable).

The "settlement period" means the 45 consecutive settlement period trading days:

•
with respect to conversion dates occurring during the period beginning 50 scheduled trading days preceding the maturity date, beginning on and including the 47th scheduled trading day immediately preceding the maturity date; and

•
in all other cases, beginning on and including the third trading day following the conversion date.

The "conversion value," for every $1,000 principal amount of a note being converted, means an amount equal to the sum of the daily conversion values for each of the 45 settlement period trading days in the settlement period.

The "daily conversion value" for any settlement period trading day equals 1/45th of:

•
the conversion rate in effect on that settlement period trading day multiplied by

•
the VWAP of our common stock on that settlement period trading day.

The "VWAP" for our common stock means, with respect to any settlement period trading day during the settlement period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page TXT.N <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such settlement period trading day; or if such volume-weighted average price is unavailable, the market value per share of our common stock on such settlement period trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

A "settlement period trading day" means a day during which:

•
trading in our common stock generally occurs on the primary U.S. national securities exchange or market on which our common stock is listed or admitted for trading; and

•
there is no settlement period market disruption event;

provided, however, that if on any trading day our common stock is not traded on any market, then that trading day shall nevertheless be a "settlement period trading day" so long as we are able to obtain the market value per share of our common stock on that trading day from a nationally recognized independent investment banking firm retained for this purpose by us.

A "settlement period market disruption event" means:

•
a failure by the primary U.S. national securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session; or

•
the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock of an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Fractional Shares.    We will deliver cash in lieu of any fractional shares of common stock issuable in connection with a conversion of notes based on the daily VWAP of our common stock on the final settlement period trading day of the applicable settlement period (in the case of settlement in shares of common stock only, the settlement period that would be applicable if settlement were in cash or a combination of cash and shares of our common stock).

Conversion rate adjustments

The conversion rate will be adjusted as described below. Notwithstanding the below, we will not make any adjustment to the conversion rate if holders may participate in the transaction as a result of holding the notes, without having to convert their notes on a basis equivalent to a holder of a number of shares of our common stock equal to the principal amount of the notes held divided by the applicable conversion price. This exception will not apply to any adjustment described under "—Adjustment to conversion rate upon conversion upon make-whole fundamental changes." In addition, in no event will we adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.

(1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination of our common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS' OS0

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date for such dividend or distribution or the effective date of such share split or share combination;

CR' = the conversion rate in effect immediately after the record date for such dividend or distribution or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date for such dividend or distribution or the effective date of such share split or share combination; and

OS' = the number of shares of our common stock outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this clause (1) shall become effective immediately after (x) the record date for such dividend or distribution or (y) the effective date of such share split or share combination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)   If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the current market price (as defined below) of our common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS0 + X OS0 + Y

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

OS0 = the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price.

Any adjustment made pursuant to this clause (2) shall become effective immediately after the record date for such distribution. In the event that such rights or warrants described in this clause (2) are not so distributed, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the record date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining the aggregate price payable for such shares of common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the board of directors.

(3)   If we distribute shares of our capital stock, evidences of our indebtedness, or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•
any dividends or distributions referred to in clause (1) above;

•
any rights or warrants referred to in clause (2) above;

•
any dividends or distributions paid referred to in clause (4) below;

•
any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in a change in the conversion consideration pursuant to the last paragraph in this "—Conversion rate adjustments" subsection; and

•
any spin-off to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - FMV

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

SP0 = the current market price; and

FMV = the fair market value (as determined by our board of directors), on the record date, of the shares of our capital stock, evidences of our indebtedness, or other assets or property of ours so distributed, expressed as an amount per share of our common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series of, or similar equity interest in, a subsidiary or other business unit of ours, which we refer to as a "spin-off," that are, or, when issued, will be, quoted or listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any other national or regional securities exchange or market, the conversion rate will instead be adjusted based on the following formula:

CR' = CR0 ×	FMV0 + MP0 MP0

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the ten consecutive trading-day period commencing on, and including, the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on, and including, the effective date of the spin-off.

Any adjustment made pursuant to this clause (3) shall become effective immediately after the record date for such dividend or distribution. In the event that such dividend or distribution described in this clause (3) is not so made, the conversion rate shall be readjusted to be the conversion rate which would then be in effect if such dividend or distribution had not been declared.

(4)   If we pay any cash dividend or distribution to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.02 (the

"initial dividend threshold"), the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - C

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

SP0 = the current market price; and

C = the amount in cash per share we distribute to holders of our common stock in excess of the initial dividend threshold; provided that if the dividend or distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero.

Any adjustment made pursuant to this clause (4) shall become effective immediately after the record date for such dividend or distribution. In the event that any distribution described in this clause (4) is not so made, the conversion rate shall be readjusted to be the conversion rate which would then be in effect if such dividend or distribution had not been declared.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

(5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day immediately succeeding the last date (the "expiration date") on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	FMV + (SP' × OS') OS0 × SP'

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the expiration date;

CR' = the conversion rate in effect immediately after the expiration date;

FMV = the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS' = the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the "expiration time");

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time; and

SP' = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day immediately following the expiration date.

Any adjustment made pursuant to this clause (5) shall become effective immediately prior to the opening of business on the trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be adjusted to be the conversion rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (5) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (5).

For purposes of the foregoing anti-dilution formulas, the "record date" shall mean, in respect of any dividend or distribution, the date fixed for determination of shareholders entitled to receive such distribution or, if earlier, the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.

For purposes of clauses (2), (3) and (4) above, "current market price" means the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for the distribution requiring such computation.

To the extent that we have a rights plan in effect upon conversion of the notes into our common stock, you will receive, in addition to our common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, or the amount of the cash dividend or distribution applicable to one share of our common stock, distributed to all or substantially all shareholders:

•
equals or exceeds the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for such distribution; or

•
such average last reported sale price exceeds the fair market value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, the holder of a note will be entitled to receive upon conversion, in addition to shares of our common stock, cash or a combination of cash and shares of our common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such holder would have received if such holder had held a number of shares of our common stock equal to the principal amount of the notes held divided by the conversion price in effect immediately prior to the record date for determining the shareholders entitled to receive the distribution.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock, including in connection with satisfaction of our conversion obligation in a combination of cash and shares of our common stock, or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. In addition, the applicable conversion rate will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries; or

•
for a change in the par value of our common stock.

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain United States federal income tax consequences" in this prospectus supplement.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a fundamental change or upon a make-whole fundamental change, and on each day beginning with the 47th scheduled trading day and ending on and including the second scheduled trading day prior to maturity. Except as described above in this section, we will not adjust the conversion rate.

In the event of:

•
any reclassification of our common stock; or

•
a share exchange, consolidation, or merger involving us; or

•
a conveyance, transfer, sale, lease or other disposition to another person of all or substantially all of our assets,

in which holders of our common stock received cash, securities or other property (the "reference property") in exchange for their shares of common stock, the notes will become convertible based on the type and amount of consideration that the holders of a number of shares of our common stock equal to the principal amount of the notes divided by the conversion price would have received in such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition. In all cases, the provisions above under "—Conversion procedures—Settlement upon conversion" relating to the satisfaction of the conversion obligation shall continue to apply with respect to the calculation of the settlement amount. For purposes of the foregoing, the type and amount of consideration that a holder of our common stock received in the case of reclassifications, share exchanges, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions that cause our common stock to be exchanged for more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively made such an election.

Adjustment to conversion rate upon conversion upon make-whole fundamental changes

If you elect to convert your notes at any time during the period permitted for conversion in the event of a make-whole fundamental change, which begins on the business day following the effective date of such make-whole fundamental change, the conversion rate will be increased by an additional number of shares of our common stock (the "additional shares") as described below. Any conversion will be deemed to have occurred in connection with such make-whole fundamental change only if such notes are surrendered for conversion at a time when the notes would be convertible in light of the occurrence of a make-whole fundamental change and notwithstanding the fact that a note may then be convertible because another condition to conversion has been satisfied.

A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change pursuant to clause (1), (2) (disregarding the proviso in clause (2)), (4) and (5) under the definition of fundamental change as described under "—Repurchase at the option of the holder upon a fundamental change" below.

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the make-whole fundamental change. If holders of our common stock receive only cash in the make-whole fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five consecutive trading-day period ending on the trading day preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "—Conversion rate adjustments."

The following table sets forth the number of additional shares by which the conversion rate shall be increased based on the stock price and effective date for the make-whole fundamental change:

Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$

May , 2009
May 1, 2010
May 1, 2011
May 1, 2012
May 1, 2013

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year. If the stock price is:

•
greater than $             per share (subject to adjustment), the conversion rate will not be increased; or

•
less than $             per share (subject to adjustment), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed             per $1,000 principal amount of notes (which number shall equal the quotient obtained by dividing the principal amount per note by the closing sale price of our common stock on the date of this prospectus supplement), subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion rate adjustments."

Any conversion that entitles the converting holder to an increase in the conversion rate as described in this section shall be settled as described under "—Conversion procedures—Settlement upon conversion" above.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of the reasonableness of economic remedies.

An increase the conversion rate for notes as a result of a fundamental change may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain United States federal income tax consequences" in this prospectus supplement.

Repurchase at the option of the holder upon a fundamental change

If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the "fundamental change repurchase date") of our choosing that is not less than 20 or more than 35 business days after the date of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date is between a regular record date and the interest payment date to which it relates, in which case we will pay the full interest amount payable on such interest payment date to the record holder as of such record date). Any notes repurchased by us will be paid for in cash.

A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1)   a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)   consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be a fundamental change;

(3)   continuing directors cease to constitute at least a majority of our board of directors;

(4)   our shareholders approve any plan or proposal for our liquidation or dissolution; or

(5)   our common stock (or other common stock into which the notes are then convertible) ceases to be listed on at least one national securities exchange.

A fundamental change will not be deemed to have occurred, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of common stock listed on a national securities exchange, which will be so listed when issued or exchanged in connection with a fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the notes become convertible into such publicly traded securities on the basis set forth under the last paragraph under "—Conversion rate adjustments," subject to the provisions set forth under "—Conversion procedures" above.

"Continuing director" means a director who either was a member of our board of directors on the date of this prospectus supplement or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our shareholders, is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the tenth calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•
the events causing a fundamental change;

•
the date of the fundamental change;

•
the last date on which a holder may exercise the repurchase right;

•
the fundamental change repurchase price;

•
the fundamental change repurchase date;

•
the name and address of the paying agent and the conversion agent;

•
that the notes are eligible to be converted, the applicable conversion rate and any adjustments to the applicable conversion rate;

•
that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture;

•
that a holder must exercise its repurchase right by 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date;

•
that a holder has the right to withdraw any notes tendered for repurchase prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date; and

•
the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

To exercise the repurchase right, you must deliver, by 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled "Form of fundamental change repurchase notice" on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•
if certificated notes have been issued, the certificate numbers of your notes to be delivered for repurchase, or if certificated notes have not been issued, your notice must comply with appropriate DTC procedures;

•
the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•
that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•
if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if certificated notes have not been issued, your notice must comply with appropriate DTC procedures;

•
the principal amount of the withdrawn notes; and

•
the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

•
the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered or transferred to the paying agent); and

•
all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the notes.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See "Risk factors—Risks relating to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes" in this prospectus supplement. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

The indenture provides that we may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless:

•
either (a) we are the surviving corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•
immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture;

•
if as a result of such transaction, the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor corporation under the notes and the indenture; and

•
we have delivered to the trustee certain certificates and opinions of counsel as required by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the surviving corporation, the successor corporation formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, ours, and we shall be discharged from our obligations, under the notes and the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of default; notice and waiver

In addition to the events of default described under "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Events of default" in the accompanying prospectus, each of the following is an event of default with respect to the notes:

•
we fail to satisfy our conversion obligation upon exercise of a holder's conversion right and such failure continues for a period of five calendar days following the scheduled settlement date for such conversion;

•
we fail to provide notice of the anticipated effective date or actual effective date of a fundamental change, make-whole fundamental change or notice of specified corporate transactions, as described under "—Conversion rights—Conversion upon specified distributions to holders of our common stock or specified corporate transactions" or "—Repurchase at the option of the holder upon a fundamental change," in each case on a timely basis;

•
(i) failure by us or any of our subsidiaries, other than TFC or its subsidiaries, to pay when due any principal or interest on any indebtedness in an individual principal amount of $100,000,000 or more or items of indebtedness with an aggregate principal amount of $100,000,000 or more beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder or any grace period after the maturity thereof or (ii) breach or default by us or any of our subsidiaries, other than TFC or its subsidiaries, with respect to any other term of: (y) any evidence of any indebtedness in an individual principal amount of $100,000,000 or more or items of indebtedness with an aggregate principal amount of $100,000,000 or more; or (z) any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, default or breach shall continue for more than the period of grace, if any, specified therein and shall not at the time of acceleration under the indenture be cured or waived;

•
certain events involving a bankruptcy, insolvency or reorganization of any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, other than TFC or its subsidiaries.

For purposes of the third bullet in the immediately preceding paragraph, "indebtedness" as applied to any entity means, without duplication, (i) all indebtedness for borrowed money of that entity, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet of that entity in conformity with GAAP (as defined below), (iii) notes payable of that entity and drafts accepted by that entity representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation of that entity owed for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than twelve months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all non-contingent obligations of such entity to reimburse any bank or other entity in respect of amounts paid under a letter of credit or similar instrument, (vi) all indebtedness secured by any lien on any property or asset owned or held by that entity regardless of whether the indebtedness secured thereby shall have been assumed by that entity or is nonrecourse to the credit of that entity and (vii) any guarantee of that entity, direct or indirect, of any indebtedness, note payable, draft accepted, or obligation described in clauses (i) through (vi) above of any other entity.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect from time to time.

Notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default, as described under "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Events of default" in the accompanying prospectus and in the immediately preceding paragraph, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under "—Reports," will for the 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. The additional interest will accrue on all outstanding notes from, and including, the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 180th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 180th day (or earlier, if an event of default relating to the reporting obligations is cured or waived prior to such 180th day), such additional interest will cease to accrue and the notes will be subject to acceleration as described under "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Events of default" in the accompanying prospectus. The provisions of the indenture described in this paragraph will not affect the rights the holders of notes in the event of an occurrence of any other event of default.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

•
the conditions set forth in section 5.2 of the base indenture are met; and

•
rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•
such declaration is not the result of a default with respect to our conversion obligations, a default arising from our failure to repurchase any notes when required or any default that cannot be amended without the consent of each affected holder.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Waiver

Subject to certain conditions in the base indenture, the holders of not less than a majority in principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default under the indenture and its consequences, except:

•
our failure to pay principal of or interest on any notes when due;

•
our failure to convert any notes into our common stock, cash or a combination of cash and our common stock as required by the indenture;

•
our failure to pay the repurchase price on the fundamental change repurchase date in connection with a holder exercising its repurchase rights; or

•
our failure to comply with any of the provisions of the indenture that cannot be amended or modified without the consent of the holder of each outstanding note affected.

Modification and amendment

Changes requiring majority approval

Subject to certain exceptions described below under "—Changes requiring approval of each affected holder," the indenture (including the terms and conditions of the notes) may be amended with the written consent or affirmative vote of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), without notice to any other holder.

Changes requiring approval of each affected holder

In addition to the modifications and amendments to the indenture that may be made by us and the trustee only with the consent of each affected holder of the notes, as described under "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Modifications and amendments" in the accompanying prospectus, without the consent of each holder of an outstanding note affected, we may not amend the indenture to:

•
make any change that impairs or adversely affects the conversion rights of any notes;

•
reduce the fundamental change repurchase price of any note, change the time at which holders may require any notes to be repurchased in connection with a fundamental change or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•
make any note payable in a currency other than that stated in the note;

•
impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

•
change the ranking of the notes.

Changes requiring no approval

In addition to the modifications and amendments to the indenture that may be made by us and the trustee without the consent of any holders of the notes, as described under "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Modifications and amendments" in the accompanying prospectus, without the consent of any holders of the notes, we may amend the indenture to:

•
add guarantees with respect to the notes;

•
comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•
conform the provisions of the indenture to the "Description of notes" section in this prospectus supplement.

Notes not entitled to consent

Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or on a fundamental change repurchase date, or upon conversion or otherwise, cash or shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Certain inapplicable provisions of the base indenture

Certain provisions of the base indenture, which are described under "Description of Debt Securities—Particular Terms of Senior Debt Securities—Limitation upon mortgages" and "Description of Debt Securities—Limitation upon sale and leaseback transactions" in the accompanying prospectus, will not be applicable to the notes.

Repurchase and cancellation

We may, to the extent permitted by law, repurchase any notes in the open-market or by tender offer at any price or by private agreement. Neither we nor our affiliates may resell such securities unless such resale is registered under the Securities Act of 1933 (the "Securities Act") or such resale is pursuant to an exemption from the registration requirements of the Securities

Act that results in such securities not being "restricted securities," as such term is defined in Rule 144(a)(3) under the Securities Act. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Information concerning the trustee

We have appointed The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), the trustee under the indenture, as paying agent, conversion agent, bid solicitation agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

No shareholder rights for holders of notes

Holders of the notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

No personal liability of directors, officers, employees and shareholders

No director, officer, employee, incorporator, shareholder or partner of ours, as such, will have any liability for any of our obligations under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Reports

Section 7.4 of the base indenture will not apply to the notes. Instead, we will be required to deliver to the trustee, within 15 calendar days after we would have been required to file with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by us with the SEC via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall continue to provide the trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times we would have been required to provide reports had we continued to have been subject to such reporting requirements. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Governing law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in respect of notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the settlement period and settlement period trading days, the daily conversion values, if applicable, the settlement amount, the conversion rate of the notes and accrued interest payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Form, denomination and registration

The notes will be issued:

•
in fully registered form;

•
without interest coupons; and

•
in denominations of $1,000 principal amount and whole multiples of $1,000.

Global notes, book-entry form

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•
a limited purpose trust company organized under the laws of the State of New York;

•
a "banking organization" within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a "clearing corporation" within the meaning of the Uniform Commercial Code; and

•
a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 calendar days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days;

•
we, at our option, notify the trustee that we elect to cause the issuance of certificated notes, subject to DTC's procedures; or

•
certain other events provided in the indenture should occur.

 Description of convertible note hedge and
warrant transactions

Concurrently with the pricing of the offering of the notes, we expect to enter into convertible note hedge transactions with one or more of the underwriters and/or their affiliates, which we refer to as the hedge counterparties. The convertible note hedge transactions will cover, subject to anti-dilution adjustments, approximately                     shares of our common stock. Separately and concurrently with entering into the convertible note hedge transactions, we expect to enter into warrant transactions whereby we will sell to each of the hedge counterparties warrants to acquire, subject to customary anti-dilution adjustments, approximately                    shares of our common stock. We expect the warrant transactions will have an initial strike price equivalent to       % of the closing price of our common stock on the pricing date for the notes.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by us with each of the hedge counterparties, are not part of the terms of the notes and will not affect the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge or warrant transactions.

The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock, as measured under the convertible note hedge transactions, at the time of conversion of the notes is greater than the strike price of the convertible note hedges, which corresponds to the initial conversion price of the notes and is similarly subject to certain customary adjustments. If, however, the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants when they are exercised, there would be dilution from conversion of the notes to the extent that the then market price per share of our common stock exceeds the strike price of the warrants.

For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Underwriting—Convertible note hedge and warrant transactions" and "Risk Factors—Risks relating to the notes—The convertible note hedge transactions and the warrant transactions may affect the value of the notes and our common stock" in this prospectus supplement.

 Description of capital stock

We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, no par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

Common stock

Voting rights.    Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by shareholders.

Dividends.    The holders of our common stock, after any preferences of holders of any of our preferred stock, are entitled to receive dividends as determined by our board of directors.

Liquidation and dissolution.    If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to shareholders in proportion to the amount of our common stock they own. The amount available for distribution to common shareholders is calculated after payment of all liabilities and after holders of our preferred stock receive their preferential share of our assets.

Other terms.    Holders of our common stock have no right to:

•
convert the stock into any other security;

•
have the stock redeemed; or

•
purchase additional stock or to maintain their proportionate ownership interest.

Our common stock does not have cumulative voting rights.

Directors' liability.    Our restated certificate of incorporation provides that no member of our board of directors will be personally liable to Textron or its shareholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

•
for any breach of the director's duty of loyalty to Textron or its shareholders;

•
for acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of the law;

•
for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•
for transactions where the director derived an improper personal benefit.

Our amended and restated by-laws, which we refer to in this prospectus as our "by-laws," also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

Transfer agent and registrar.    American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

The following provisions in our restated certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

Classified board of directors.    Our restated certificate of incorporation divides our board of directors into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

Removal of directors by shareholders.    Delaware law and our by-laws provide that members of a classified board of directors may be removed only for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors.

Shareholder nomination of directors.    Our by-laws provide that a shareholder must notify us in writing of any shareholder nomination of a director at an annual meeting of our shareholders at least 90 but not more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date for the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice must be so received not later than the close of business on the 90th day before the date of such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made, whichever occurs later. To be timely in the case of a special meeting (including a special meeting held in lieu of an annual meeting) that is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the immediately preceding annual meeting of shareholders, such notice must be received not later than the close of business on the 90th day before the date of such special meeting or the 10th day following the day on which public disclosure of the date of the special meeting was first made, whichever occurs later, and otherwise must be received not later than the close of business on the date by which a notice must be received with respect to the annual meeting.

No action by written consent.    Our restated certificate of incorporation provides that our shareholders may act only at duly called meetings of shareholders and by unanimous written consent.

10% shareholder provision.    Under our restated certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve any transaction involving a merger or combination, a disposition of assets or any other specified "business combination" with a 10% shareholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

•
a majority of disinterested directors who were directors before the 10% shareholder became a 10% shareholder approve the transaction; or

•
the form and value of the consideration to be received by our shareholders is fair in relation to the price paid by the 10% shareholder in connection with his or her prior acquisition of our stock.

Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our restated certificate of incorporation.

The terms of our restated certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our restated certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

Delaware business combination statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% shareholder. A 15% shareholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% shareholder is referred to as an "interested shareholder." Section 203 restricts these transactions for a period of three years from the date the shareholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

•
a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% shareholder; or

•
any other transaction that would increase the 15% shareholder's proportionate ownership of any class or series of our capital stock.

The shares held by the 15% shareholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•
prior to the time that any shareholder became a 15% shareholder, our board of directors approved either the business combination or the transaction in which such shareholder acquired 15% or more of our outstanding voting stock; or

•
the 15% shareholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such shareholder acquired 15% or more of our outstanding voting stock.

Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred stock

Our board of directors may issue shares of our preferred stock, without shareholder approval, and may determine their terms, including the following:

•
the designation of the series of our preferred stock and the number of shares that will constitute such series;

•
the voting powers, if any;

•
the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

•
the redemption price and terms of redemption, if redeemable;

•
the amount payable upon our liquidation, dissolution or winding up;

•
the amount of a sinking fund, if any;

•
conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange; and

•
any other qualifications, limitations or restrictions relating to our preferred stock.

Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposed amendment to our restated certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect them adversely.

Certain United States federal income tax consequences

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of notes and common stock into which the notes are convertible. Except where noted, this summary deals only with notes and common stock held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a straddle, conversion transaction or other integrated investment. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that are beneficial owners of notes or common stock should consult their tax advisors.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of owning and disposing of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Tax consequences to U.S. holders

Interest payments

It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Payments of interest on a note generally will be taxable to you as ordinary interest income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of a note, including a conversion solely into cash

Except as provided below under "Conversion of notes into combination of cash and common stock," upon a sale or other taxable disposition of a note (including a conversion solely into cash), you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the sale or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis generally will be the cost of the note. Such gain or loss generally will be long-term capital gain or loss if your holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Conversion of notes solely into common stock

You will not recognize any income, gain or loss on the conversion of your notes solely into shares of common stock except to the extent of cash received in lieu of a fractional share of common stock and except to the extent of amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income. The amount of gain or loss on the deemed sale of such fractional share will be equal to the difference between the amount of cash you receive in respect of such fractional share and the portion of your tax basis in your note that is allocable to the fractional share. The tax basis of the shares of common stock received upon a conversion will equal the adjusted tax basis of the note that was converted plus any income attributable to accrued interest, reduced by the portion of the tax basis that is allocable to any fractional share. Your holding period for shares of common stock will include the period during which you held the notes, except that the holding period for shares received with respect to accrued interest will commence on the day after the date of receipt.

Conversion of notes into combination of cash and common stock

The tax treatment of your conversion of a note into cash and common stock is not entirely clear. If we satisfy the conversion obligation for a combination of cash and common stock, the U.S. federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of a note. If a conversion constitutes a recapitalization, gain, but not loss, will be recognized equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income, and cash in lieu of a fractional share) over your adjusted basis in the note (excluding the portion of the tax basis that is allocable to any fractional share), but in no event should the gain recognized exceed the amount of cash received (other than cash in lieu of a fractional share). Based on the facts and circumstances at the time of the conversion, the cash you receive could be treated as a dividend with respect to the common stock you receive upon conversion if the exchange has the effect of a distribution of a dividend.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the note that is allocable to the fractional share.

Your tax basis for shares of common stock received upon a conversion (other than common stock attributable to accrued but unpaid interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your holding period for shares of common stock will include the period during which you held the notes (except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of receipt).

If conversion of the notes is instead treated as in part a conversion into common stock and in part a payment in redemption of the notes, you would not recognize any taxable gain or loss with respect to the portion of the notes considered to be converted into common stock, as described above in "—Conversion of notes solely into common stock." The U.S. federal income tax treatment to you with respect to cash received in lieu of a fractional share, your tax basis in the common stock received, and your holding period for the common stock received will be as described above in "—Conversion of notes solely into common stock." The cash received with respect to the portion of the notes considered to be redeemed would likely be treated as received in redemption of such portion. In that event, you would generally recognize gain or loss as described above in "—Sale or other taxable disposition of a note, including a conversion solely into cash."

You should consult your tax advisors regarding the tax treatment of the receipt of cash and common stock in exchange for notes upon conversion and the ownership of our common stock.

Constructive distributions

The conversion rate of the notes will be adjusted in certain circumstances, including the payment of cash dividends. Certain adjustments to (or failures to make adjustments to) the conversion rate of the notes that increase your proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to you, whether or not you ever convert the notes. This would occur, for example, upon an adjustment to the conversion rate to compensate for distributions of cash or property to our shareholders, but would generally not occur upon an increase of the conversion rate in the event of a stock dividend or a distribution of rights to acquire our common stock. In addition, if a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a deemed distribution. A deemed distribution to you will be a taxable dividend (increasing your tax basis in a note), a tax-free return of capital (reducing your tax basis in the note, but not below zero) or capital gain (to the extent not a dividend and in excess of your tax basis in the note), depending on the amount of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). As a result, you could have taxable income as a result of an event pursuant to which you receive no cash or property. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the notes that increases the proportionate interest of the holders of our common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of our common stock will be treated as a constructive distribution to such holders of our common stock. Such deemed distributions may not be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. You should consult your tax advisor concerning the U.S. federal income tax treatment of deemed distributions.

Tax consequences to non-U.S. holders

Interest payments

Payments of interest on the notes generally will qualify for the "portfolio interest" exemption and generally will not be subject to U.S. federal income tax or withholding tax, as long as you:

•
do not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•
do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

•
are not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Code Section 881(c)(3)(C); and

•
satisfy the certification requirements described below.

The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is not a United States person and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. The foregoing certification may be provided on a properly completed IRS Form W-8BEN or W-8IMY, as applicable.

If you are not exempt from tax under these rules, generally you will be subject to U.S. federal withholding tax at a rate of 30% unless:

•
the interest is effectively connected with your conduct of a U.S. trade or business (and is attributable to a U.S. permanent establishment under an applicable income tax treaty); or

•
an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

Except to the extent provided by an applicable income tax treaty, interest that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced or exempted by an applicable income tax treaty). Payments of effectively connected interest will not be subject to U.S. withholding so long as you provide us or the paying agent with an IRS Form W-8ECI. To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS forms, and you may be required to update these periodically.

Sale or other disposition of the notes, including a conversion, or common stock

You generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note (including upon conversion) or common stock into which a note has been converted, unless (a) such gain is effectively connected with your conduct of a U.S. trade or business, (b) if you are an individual, you are present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist or (c) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other disposition and the period during which you held the notes. We believe that we are currently not a U.S. real property holding corporation and do not anticipate becoming one.

Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced or exempted by an applicable income tax treaty). If you are an individual present in the United States for 183 days or more in the taxable year and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes or common stock) exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS form.

Any cash or common stock that you receive on the sale or other disposition of a note (including upon conversion) that is attributable to accrued but unpaid interest will be subject to the rules for interest as described above under "—Interest payments" above.

Distributions and constructive distributions

If you receive a distribution with respect to common stock into which a note has been converted that is treated as a taxable dividend because it is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), or if you are deemed to receive a constructive distribution on a note that is treated as a taxable dividend, see "—Tax consequences to U.S. holders—Constructive distributions" above, you generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

•
the dividend is effectively connected with your conduct of a U.S. trade or business (and you provide us with an IRS Form W-8ECI (or appropriate substitute form) to avoid withholding); or

•
an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax (and you certify your entitlement to benefits under the treaty by delivering a properly completed IRS Form W-8BEN or W-8IMY, as applicable, to avoid withholding).

Because a constructive dividend does not result in cash paid to you from which we can withhold, it is likely that we will withhold U.S. federal withholding tax attributable to constructive dividends from cash otherwise payable to you after the occurrence of such constructive dividend, including interest payments made on the notes or, if appropriate, the proceeds of sale or conversion of the notes.

Information reporting and backup withholding

Information returns may be filed with the IRS in connection with payments of interest and constructive dividends on the notes, dividends on common stock into which notes have been converted and the proceeds of a sale or other disposition (including conversion or retirement) of the notes or common stock. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of Non-U.S. Holders to claim the exemption from withholding tax on interest payments on the notes, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. Copies of applicable IRS information returns may be made available, under the provisions of an applicable income tax treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. The amount of any backup withholding from a payment will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, for whom Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of the notes

Goldman, Sachs & Co.	$
J.P. Morgan Securities Inc.

Total		$300,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. However, the underwriters are not required to take or pay for the notes covered by the underwriters' over-allotment option described under "—Over-allotment option" below.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and discounts

The underwriters have advised us that they propose to initially offer the notes at a price of 100% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of       % of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial public offering, the public offering price and concession may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per note	Without option	With option

Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering and the concurrent common stock offering, not including the underwriting discounts and commissions, are estimated to be $600,000 and are payable by us.

Over-allotment option

We have granted an option to the underwriters to purchase up to an additional $45,000,000 principal amount of the notes at a price of 100% of the principal amount of the notes at the public offering price less the underwriting discounts and commissions, plus accrued interest from the original issue date of the notes. The underwriters may exercise this option, within the 30-day period from the date of this prospectus supplement, solely to cover any over allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional notes proportionate to that underwriter's initial amount reflected in the above table.

New issue of notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

No sales of similar securities

We and our executive officers and directors have agreed, with exceptions, not to sell or transfer any shares of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other individuals have agreed not to, directly or indirectly:

•
offer, pledge, sell or contract to sell any shares of our common stock;

•
sell any option or contract to purchase any shares of our common stock;

•
purchase any option or contract to sell any shares of our common stock;

•
grant any option, right or warrant for the sale of any shares of our common stock;

•
otherwise dispose of or transfer any shares of our common stock;

•
request or demand that we file a registration statement related to any shares of our common stock; or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise.

This lockup provision applies to shares of our common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. However, it does not apply to the sale of shares of our common stock to the underwriters in our concurrent common stock offering or to the convertible note hedge transactions described in this prospectus supplement.

Notwithstanding the foregoing, the lockup provision shall not prohibit our officers and directors from effecting (1) any acquisition of shares of common stock, restricted or otherwise, stock options, stock units and performance shares from us pursuant to any of our existing employee benefit plans or director compensation plans, (2) any acquisition of shares of common stock issued by us to our officers and directors upon the exercise of stock options outstanding on the date of this prospectus supplement or the vesting or conversion of restricted stock, stock units and performance shares outstanding on the date of this prospectus supplement (and any corresponding sales of common stock the proceeds of which will be used to cover the tax liability resulting from any such vesting) under our existing employee benefit plans or director compensation plans and (3) subject to the conditions in clauses (i), (ii) and (iii) below, a transfer of shares of our common stock or options to purchase shares of our common stock without the prior written consent of the representatives, provided that, in the case of this clause (3), (A) each representative receives a signed lockup agreement for the balance of the lockup period from each donee, trustee, distributee or transferee, (B) such transfers are not required to be reported in any public report or filing with the SEC or otherwise and (C) such officer or director does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)    as a bona fide gift or gifts;

(ii)   as distribution to limited partners, direct or indirect members, shareholders or wholly-owned subsidiaries of these other individuals or to any trust, partnership or limited liability company the beneficiaries of which are such officer or director or a member of the immediate family of such officer or director, including grandchildren;

(iii)  following the termination of an officer's employment with us or the termination of a director's service on our board of directors; or

(iv)  that occurs by operation of law, such as the rules of intestate succession.

Price stabilization and short positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open-market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Purchases of the notes to stabilize the price or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the shares of our common stock. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic offer, sale and distribution of securities

In connection with the offering, the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriters will be facilitating Internet distribution for this offering to certain of their Internet subscription customers. The underwriters intend to allocate a limited number of notes for sale to their online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet web sites maintained by the underwriters. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the underwriters' web sites is not part of this prospectus supplement or the accompanying prospectus.

Convertible note hedge and warrant transactions

In connection with this offering, we intend to enter into convertible note hedge transactions with one or more of the underwriters and/or their affiliates, which we refer to as the hedge counterparties. These transactions are expected to reduce the potential dilution upon conversion of the notes. We also intend to enter into warrant transactions with the hedge counterparties. The warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrants. We intend to use approximately $             million of the net proceeds from the concurrent common stock offering for the cost of the convertible note hedge transactions (after such cost is partially offset from the proceeds of the warrant transactions). If the over-allotment option granted to the underwriters is exercised, we will use an additional portion of the net proceeds from the concurrent common stock offering to increase the size of the convertible note hedge transactions. We would also sell additional warrants, which would result in additional proceeds to us.

In connection with the hedge counterparties' establishment of their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates may enter into various exchange-traded and over-the-counter cash-settled derivative transactions with respect to our common stock, as well as purchase or sell our common stock in privately negotiated transactions and/or open-market transactions, concurrently with, or shortly following, the pricing of the notes.

These hedging and hedge unwind activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly following the pricing of the notes. The effect, including the direction or magnitude of the effect of these activities, if any, on the market price of our common stock or the notes will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, the hedge counterparties or their respective affiliates may modify or unwind their hedge positions following the pricing of the notes from time to time (including during any settlement period in respect of any conversion of notes) by purchasing or selling our common stock or the notes in privately negotiated transactions and/or open-market transactions and/or by entering into or unwinding various exchange-traded and over-the-counter derivative transactions with respect to our common stock. The effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes, and, as a result, the value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

The decision by the hedge counterparties or their respective affiliates to engage in any of these transactions and discontinue any of these transactions with or without notice, once commenced, is within the sole discretion of the hedge counterparties or their respective affiliates.

Other relationships

Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area, the EU plus Iceland, Norway and Liechtenstein, which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of notes described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes may not be offered or sold by means of any document other than (a) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (b) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (c) in other circumstances that do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Securities and Exchange Law of Japan and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person that is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (2) where no consideration is given for the transfer or (3) by operation of law.

New York Stock Exchange listing

Our common stock is listed on the New York Stock Exchange under the symbol "TXT."

Transfer agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Legal matters

The validity of the notes offered hereby and certain legal matters relating thereto will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain legal matters will also be passed upon on our behalf by Jayne M. Donegan, our Associate General Counsel. Ms. Donegan is a full-time employee of ours and holds restricted stock units and options to purchase shares of our outstanding common stock. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois, and Davis Polk & Wardwell, New York, New York.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule and the effectiveness of our internal control over financial reporting as of January 3, 2009 included in our Annual Report on Form 10-K for the year ended January 3, 2009, as set forth in their reports, which are incorporated by reference in the accompanying prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of January 3, 2009 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Prospectus

Textron Inc.
Common Stock, Preferred Stock,
Senior Debt Securities and Subordinated Debt Securities

        Textron Inc. may periodically sell any or all of the following securities to the public:

  •
  common stock;

  •
  preferred stock; and

  •
  debt securities, including senior debt securities and subordinated debt securities.

        Specific terms of our preferred stock and our debt securities will be set forth in an accompanying prospectus supplement with respect to the specific type or types of securities then being offered.

        The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        We urge you to carefully read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of our common or preferred stock or our debt securities being offered, before you make your investment decision. See "Risk Factors" on page 3 of this prospectus.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 28, 2008.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus and the prospectus supplement to "Textron," "we," "us" and "our" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "securities" in this prospectus, we mean any shares of our common or preferred stock or any of our debt securities that we may offer with this prospectus, unless we state otherwise.

TEXTRON

        Textron Inc. is a multi-industry company that leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services around the world. We operate our business through five operating segments. Four of our operating segments represent our manufacturing businesses: Bell, Cessna, Defense & Intelligence and Industrial. Our fifth segment consists of our Finance business.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

RISK FACTORS

        In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described under "Risk Factors" in the prospectus supplement and in the documents we incorporate by reference in this prospectus and the prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, potential acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

        We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, no par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

Common Stock

         Voting rights.    Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

         Dividends.    The holders of our common stock, after any preferences of holders of any of our preferred stock, are entitled to receive dividends as determined by our board of directors.

         Liquidation and dissolution.    If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock receive their preferential share of our assets.

         Other terms.    Holders of our common stock have no right to:

  •
  convert the stock into any other security;

  •
  have the stock redeemed; or

  •
  purchase additional stock or to maintain their proportionate ownership interest.

        Our common stock does not have cumulative voting rights.

         Directors' liability.    Our restated certificate of incorporation provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Textron or its stockholders;

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  for acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of the law;

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  for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

  •
  for transactions where the director derived an improper personal benefit.

        Our amended and restated by-laws, which we refer to in this prospectus as our "by-laws," also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

         Transfer agent and registrar.    American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

        The following provisions in our restated certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

         Classified board of directors.    Our restated certificate of incorporation divides our board of directors into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

         Removal of directors by stockholders.    Delaware law and our by-laws provide that members of a classified board of directors may be removed only for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors.

         Stockholder nomination of directors.    Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at an annual meeting of our stockholders at least 90 but not more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date for the annual meeting is not within 30 days of the anniversary of the immediately preceding year's annual meeting, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us no later than ten days after the date notice of the meeting is mailed or the date the meeting date is publicly disclosed, whichever occurs first.

         No action by written consent.    Our restated certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

         10% stockholder provision.    Under our restated certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve any transaction involving a merger or combination, a disposition of assets or any other specified "business combination" with a 10% stockholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

  •
  a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

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  the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

        Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our restated certificate of incorporation.

        The terms of our restated certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our restated certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

         Delaware business combination statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

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  a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

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  any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

        The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

        The prohibition against these transactions does not apply if:

  •
  prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

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  the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

        Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

        Our board of directors may issue shares of our preferred stock, without shareholder approval, and may determine their terms, including the following:

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  the designation of the series of our preferred stock and the number of shares that will constitute such series;

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  the voting powers, if any;

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  the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

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  the redemption price and terms of redemption, if redeemable;

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  the amount payable upon our liquidation, dissolution or winding up;

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  the amount of a sinking fund, if any;

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  conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange; and

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  any other qualifications, limitations or restrictions relating to our preferred stock.

        Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposed amendment to our restated certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect them adversely.

DESCRIPTION OF DEBT SECURITIES

General

        The following is a general description of our debt securities that may be issued from time to time by us under an indenture dated as of September 10, 1999 between us and The Bank of New York Mellon Trust Company, N.A, as successor trustee. The terms of our debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of our debt securities of any series and the extent, if any, to which the general description thereof set forth below may apply to our debt securities of that series will be described in the prospectus supplement applicable to our debt securities of that series. If there is any inconsistency between the information in this prospectus and that prospectus supplement, you should rely on the information in that prospectus supplement.

        We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

        The debt securities will be our direct, unsecured obligations. Our senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

        In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of any of our subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Terms Applicable to Senior Debt Securities and Subordinated Debt Securities

         No limit on debt amounts.    The indenture does not limit the amount of our debt securities that can be issued under the indenture. That amount is set from time to time by our board of directors. (§3.1)

         Prospectus supplements.    The prospectus supplement applicable to our debt securities of any series will contain the specific terms that series, including some or all of the following:

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  the title of our debt securities of that series;

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  any limit on the aggregate principal amount thereof that may be issued;

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  whether or not they will be issued in global form and who the depository will be;

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  the maturity date or dates;

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  the interest rate or the method of computing the interest rate;

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  the date or dates from which interest will accrue, or how such dates will be determined, the interest payment dates and any related record dates;

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  the place or places where payments will be made;

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  the terms and conditions on which they may be redeemed at the option of Textron;

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  the date or dates, if any, on which, and the price or prices at which Textron will be obligated to redeem, or at the holder's option to purchase, the debt securities of that series and related terms and provisions;

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  any provisions granting special rights to holders when a specified event occurs;

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  the details of any required sinking fund payments;

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  any changes to or additional events of default or covenants;

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  any special tax implications;

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  if our debt securities of that series will be subordinated, the subordination terms thereof;

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  if our debt securities of that series will be convertible into or exchangeable for our common or preferred stock or our other debt securities, the terms thereof, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

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  any other terms that are not inconsistent with the indenture.

         Covenants.    Under the indenture, we will:

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  pay the principal, interest and any premium on our debt securities when due (§10.1); and

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  maintain an office or agency at each place of payment. (§10.2)

         Consolidation, merger and sale of assets.    The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

  •
  the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal, interest and any premium on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

  •
  immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (§8.1)

        Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities. (§8.2)

         Events of default.    The indenture provides that the following are events of default with respect to any series of debt securities:

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  we fail to pay the principal, any premium or any sinking fund payment on such series when due;

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  we fail to pay interest on such series within 30 days of the due date;

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  we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

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  certain events of bankruptcy or insolvency, whether voluntary or not. (§5.1)

        An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.

        The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (§6.2)

        If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (§5.2)

        The indenture contains a provision entitling the trustee to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power at the request of any of such holders. (§6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to such debt securities. (§5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (§§5.7 and 5.8)

        The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:

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  a default in payment of the principal or interest; and

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  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (§5.13)

        We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (§10.6)

         Modifications and amendments.    Modifications and amendments to the indenture may be made by us and the trustee without the consent of any holders of our outstanding debt securities to:

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  provide for the assumption by a successor corporation as described under "—Consolidation, merger and sale of assets" above;

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  add to our covenants for the benefit of holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

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  add any additional events of default;

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  change or eliminate any provision of the indenture, provided that such change or elimination will become effective only when none of our debt securities of any series created prior to such modification or amendment that is adversely affected by such provision is outstanding;

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  secure our debt securities;

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  establish the form or terms of our debt securities as permitted by the indenture;

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  evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

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  cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or make any other provisions with respect to matters or questions arising under the indenture that shall not adversely affect the interests of the holders of our debt securities of any series in any material respect. (§9.1)

        With the consent of the holders of not less than a majority in principal amount of our outstanding debt securities of each series affected, we and the trustee may amend the indenture to change the rights of the holders of the debt securities of that series, provided that, without the consent of each affected holder, we may not amend the indenture to:

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  change the terms of payment of principal, interest or any premium; or

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  reduce the percentage of principal amount of our outstanding debt securities the consent of whose holders is necessary to amend the indenture or waive any default. (§9.2)

         Satisfaction and discharge.    Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize income, gain or loss for federal income tax purposes. (§4.2)

        Upon our request, the indenture will no longer be effective for almost all purposes if either:

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  all outstanding debt securities issued under the indenture have been delivered to the trustee for cancellation; or

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  the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption within one year, and we have deposited with the trustee funds that are sufficient to make all future payments. (§4.1)

         Concerning the debt trustee.    The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

         Form, exchange, transfer.    Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. (§2.1) They may also be issued in global form with accompanying book-entry procedures as described below.

        A holder of our debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (§3.5)

         Global securities.    The indenture provides that our registered debt securities may be issued in the form of one or more global securities that will be deposited with and registered in the name of a depositary or a nominee thereof as described in the prospectus supplement. (§3.1)

        The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

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  be entitled to have our debt securities represented by such registered global security registered in their names;

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  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

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  be considered the owners or holders of our debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Payments of principal, interest and any premium on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, interest or any premium will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.

Particular Terms of Senior Debt Securities

         Ranking of senior debt securities.    Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

         Limitation upon mortgages.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, pledge, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary, as defined below, or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:

  •
  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  •
  mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

  •
  mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

  •
  mortgages existing at the date of the indenture;

  •
  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

  •
  certain mortgages in favor of governmental entities; or

  •
  extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (§10.4)

        Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any debt secured by a mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described in the preceding paragraph) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (§10.4)

         Limitation upon sale and leaseback transactions.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any lease between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

  •
  Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

  •
  Textron shall apply an amount in cash equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:
  •
  the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

  •
  the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (§10.5)

         Waiver of certain covenants.    We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities of any series if the holders of a majority of the outstanding principal amount of that series waive such compliance. (§10.9)

         Certain definitions.    Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.

        The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the weighted average yield to maturity of our outstanding senior debt securities) required to be paid during the remaining term of the applicable lease. (§1.1)

        The term "Principal Property" means any manufacturing plant or manufacturing facility that is (a) owned by Textron or any Restricted Subsidiary, (b) located within the continental U.S. and (c) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (§1.1)

        The term "Restricted Subsidiary" means any Subsidiary (a) substantially all the property of which is located within the continental U.S. and (b) that owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron's operations outside the continental U.S. (§1.1)

        The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (§1.1)

Particular Terms of Subordinated Debt Securities

         Ranking of subordinated debt securities.    Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (§3.1)

PLAN OF DISTRIBUTION

        We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to the public or institutional investors; or

  •
  through agents to the public or to institutional investors.

        The prospectus supplement will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such securities and the proceeds to be received by us;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices; or

  •
  at varying prices determined at the time of sale.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

        Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

LEGAL OPINIONS

        The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Jayne M. Donegan, our Associate General Counsel, and for any underwriters or agents by counsel named in the prospectus supplement. Ms. Donegan is a full-time employee of ours and holds restricted stock units and options to purchase shares of our outstanding common stock. Certain legal matters will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K filed on April 28, 2008 and the effectiveness of our internal control over financial reporting as of December 29, 2007 included in our Annual Report on Form 10-K for the year ended December 29, 2007, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of December 29, 2007 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC's rules allow us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering, as well as after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, are also incorporated into this prospectus by reference, although we are not incorporating any information that we are deemed to furnish and not file in any of our Current Reports on Form 8-K filed in accordance with SEC rules.

        The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 (filing date of February 20, 2008);

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  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 (filing date of April 25, 2008) and June 28, 2008 (filing date of July 25, 2008);

  •
  our Current Reports on Form 8-K filed on January 29, 2008, February 28, 2008, March 26, 2008, April 17, 2008 (to the extent filed under Item 8.01 and as Exhibit 99.2 thereto), April 28, 2008, May 16, 2008 and June 30, 2008; and

  •
  the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

        The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

        Requests for documents should be directed to:

  Textron Inc.
  40 Westminster Street
  Providence, Rhode Island 02903
  Attention: Investor Relations Department

        We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

  SEC Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549

        For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above. In addition, these reports and other information are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. Information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

$300,000,000

       % Convertible Senior Notes due 2013

PROSPECTUS SUPPLEMENT

April        , 2009

Joint Book-Running Managers

Goldman, Sachs & Co.
J.P.Morgan